EXECUTION




                       FORD CREDIT AUTO RECEIVABLES LLC
                                 Transferor



                          FORD MOTOR CREDIT COMPANY
                               Master Servicer



                                     and



                           THE CHASE MANHATTAN BANK
                                   Trustee



                    Ford Credit Auto Loan Master Trust II



                       POOLING AND SERVICING AGREEMENT



                        Dated as of September 30, 1997




                              TABLE OF CONTENTS

                                                                         Page

                                  ARTICLE I

                                 Definitions

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . .  24

                                  ARTICLE II

                          Conveyance of Receivables

SECTION 2.01.  Conveyance of Receivables  . . . . . . . . . . . . . . . .  25
SECTION 2.02.  Acceptance by Trustee  . . . . . . . . . . . . . . . . . .  27
SECTION 2.03.  Representations and Warranties of the
               Transferor Relating to the Transferor
               and the Agreement  . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.04.  Representations and Warranties of the
               Transferor Relating to the Receivables . . . . . . . . . .  31
SECTION 2.05.  Addition of Accounts . . . . . . . . . . . . . . . . . . .  33
SECTION 2.06.  Covenants of the Transferor  . . . . . . . . . . . . . . .  36
SECTION 2.07.  Removal of Eligible Accounts . . . . . . . . . . . . . . .  39
SECTION 2.08.  Removal of Ineligible Accounts . . . . . . . . . . . . . .  41
SECTION 2.09.  Transfer of Ineligible Receivables . . . . . . . . . . . .  42

                                 ARTICLE III

                         Administration and Servicing
                                of Receivables

SECTION 3.01.  Acceptance of Appointment and Other
               Matters Relating to the Master Servicer  . . . . . . . . .  42
SECTION 3.02.  Servicing Compensation . . . . . . . . . . . . . . . . . .  44
SECTION 3.03.  Representations, Warranties and Covenants
               of the Master Servicer . . . . . . . . . . . . . . . . . .  45
SECTION 3.04.  Reports and Records for the Trustee  . . . . . . . . . . .  48
SECTION 3.05.  Annual Master Servicer's Certificate . . . . . . . . . . .  48
SECTION 3.06.  Annual Independent Public Accountants'
               Servicing Report . . . . . . . . . . . . . . . . . . . . .  49
SECTION 3.07.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 3.08.  Notices to Ford Credit . . . . . . . . . . . . . . . . . .  50
SECTION 3.09.  Adjustments  . . . . . . . . . . . . . . . . . . . . . . .  50

                                  ARTICLE IV

                       Rights of Certificateholders and
                  Allocation and Application of Collections

SECTION 4.01.  Rights of Certificateholders . . . . . . . . . . . . . . .  50
SECTION 4.02.  Establishment of the Collection Account  . . . . . . . . .  51
SECTION 4.03.  Allocations and Applications of
               Collections and Other Funds  . . . . . . . . . . . . . . .  52
SECTION 4.04.  Unallocated Principal Collections  . . . . . . . . . . . .  54

                                  ARTICLE V

                         Distributions and Reports to
                             Certificateholders

SECTION 5.01.  Distributions and Reports to Certificateholders  . . . . .  54

                                  ARTICLE VI

                               The Certificates

SECTION 6.01.  The Certificates . . . . . . . . . . . . . . . . . . . . .  55
SECTION 6.02.  Authentication of Certificates . . . . . . . . . . . . . .  55
SECTION 6.03.  New Issuances  . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 6.04.  Registration of Transfer and Exchange of
               Certificates . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 6.05.  Mutilated, Destroyed, Lost or Stolen
               Certificates . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.06.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  61
SECTION 6.07.  Access to List of Registered
               Certificateholders' Names and Addresses  . . . . . . . . .  62
SECTION 6.08.  Book-Entry Certificates  . . . . . . . . . . . . . . . . .  62
SECTION 6.09.  Notices to Depository  . . . . . . . . . . . . . . . . . .  63
SECTION 6.10.  Definitive Certificates  . . . . . . . . . . . . . . . . .  63
SECTION 6.11.  Global Certificate; Exchange Date  . . . . . . . . . . . .  64
SECTION 6.12.  Meetings of Certificateholders . . . . . . . . . . . . . .  66

                                 ARTICLE VII

                            Other Matters Relating
                              to the Transferor

SECTION 7.01.  Liability of the Transferor  . . . . . . . . . . . . . . .  68
SECTION 7.02.  Limitation on Liability of the Transferor  . . . . . . . .  68
SECTION 7.03.  Transferor Indemnification of the Trust
               and the Trustee  . . . . . . . . . . . . . . . . . . . . .  69

                                 ARTICLE VIII

                            Other Matters Relating
                            to the Master Servicer

SECTION 8.01.  Liability of the Master Servicer . . . . . . . . . . . . .  70
SECTION 8.02.  Merger or Consolidation of, or Assumption of,
               the Obligations of the Master Servicer . . . . . . . . . .  70
SECTION 8.03.  Limitation on Liability of the Master
               Servicer and Others  . . . . . . . . . . . . . . . . . . .  70
SECTION 8.04.  Master Servicer Indemnification of the
               Trust and the Trustee  . . . . . . . . . . . . . . . . . .  71
SECTION 8.05.  The Master Servicer Not to Resign  . . . . . . . . . . . .  71
SECTION 8.06.  Access to Certain Documentation and
               Information Regarding the Receivables  . . . . . . . . . .  72
SECTION 8.07.  Delegation of Duties . . . . . . . . . . . . . . . . . . .  72
SECTION 8.08.  Examination of Records . . . . . . . . . . . . . . . . . .  72
SECTION 8.09.  Additional Expenses  . . . . . . . . . . . . . . . . . . .  72

                                  ARTICLE IX

                          Early Amortization Events

SECTION 9.01.  Early Amortization Events  . . . . . . . . . . . . . . . .  73

                                  ARTICLE X

                              Servicing Defaults

SECTION 10.01.  Servicing Defaults  . . . . . . . . . . . . . . . . . . .  75
SECTION 10.02.  Trustee to Act; Appointment of Successor  . . . . . . . .  78

                                  ARTICLE XI

                                 The Trustee

SECTION 11.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . .  79
SECTION 11.02.  Certain Matters Affecting the Trustee . . . . . . . . . .  82
SECTION 11.03.  Trustee Not Liable for Recitals in
                Certificates  . . . . . . . . . . . . . . . . . . . . . .  82
SECTION 11.04.  Trustee May Own Certificates  . . . . . . . . . . . . . .  83
SECTION 11.05.  The Master Servicer to Pay Trustee's Fees
                and Expenses  . . . . . . . . . . . . . . . . . . . . . .  83
SECTION 11.06.  Eligibility Requirements for Trustee  . . . . . . . . . .  83
SECTION 11.07.  Resignation or Removal of Trustee . . . . . . . . . . . .  84
SECTION 11.08.  Successor Trustee . . . . . . . . . . . . . . . . . . . .  84
SECTION 11.09.  Merger or Consolidation of Trustee  . . . . . . . . . . .  85
SECTION 11.10.  Appointment of Co-Trustee or Separate
                Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  85
SECTION 11.11.  Tax Returns . . . . . . . . . . . . . . . . . . . . . . .  86
SECTION 11.12.  Trustee May Enforce Claims Without
                Possession of Certificates  . . . . . . . . . . . . . . .  87
SECTION 11.13.  Suits for Enforcement . . . . . . . . . . . . . . . . . .  87
SECTION 11.14.  Representations and Warranties of Trustee . . . . . . . .  87
SECTION 11.15.  Maintenance of Office or Agency . . . . . . . . . . . . .  88

                                 ARTICLE XII

                                 Termination

SECTION 12.01.  Termination of Trust  . . . . . . . . . . . . . . . . . .  88
SECTION 12.02.  Final Distribution  . . . . . . . . . . . . . . . . . . .  88
SECTION 12.03.  Transferor's Termination Rights . . . . . . . . . . . . .  90

                                 ARTICLE XIII

                           Miscellaneous Provisions

SECTION 13.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 13.02.  Protection of Right, Title and Interest to Trust  . . . .  92
SECTION 13.03.  Limitation on Rights of Certificateholders  . . . . . . .  93
SECTION 13.04.  No Petition . . . . . . . . . . . . . . . . . . . . . . .  94
SECTION 13.05.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .  94
SECTION 13.06.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  94
SECTION 13.07.  Severability of Provisions  . . . . . . . . . . . . . . .  95
SECTION 13.08.  Assignment  . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 13.09.  Certificates Nonassessable and Fully Paid . . . . . . . .  95
SECTION 13.10.  Further Assurances  . . . . . . . . . . . . . . . . . . .  95
SECTION 13.11.  No Waiver; Cumulative Remedies  . . . . . . . . . . . . .  96
SECTION 13.12.  Counterparts  . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 13.13.  Third-Party Beneficiaries . . . . . . . . . . . . . . . .  96
SECTION 13.14.  Actions by Certificateholders . . . . . . . . . . . . . .  96
SECTION 13.15.  Rule 144A Information . . . . . . . . . . . . . . . . . .  96
SECTION 13.16.  Action by Trustee . . . . . . . . . . . . . . . . . . . .  96
SECTION 13.17.  Merger and Integration  . . . . . . . . . . . . . . . . .  97
SECTION 13.18.  Headings  . . . . . . . . . . . . . . . . . . . . . . . .  97


EXHIBITS

Exhibit A      Form of FCAR Certificate

Exhibit B      Form of Assignment of
                 Receivables in Additional
                 Accounts

Exhibit C      Form of Annual Master
                 Servicer's Certificate

Exhibit D      Forms of Legends

Exhibit E      Form of Letter of
                 Representations

Exhibit F      Forms of Certificates
                 for European
                 Transfer

Exhibit G      Forms of Opinions of
                 Counsel

Exhibit H      Form of Reassignment
                 of Receivables in
                 Removal Accounts

Exhibit I      Form of Receivables
                 Purchase Agreement


          POOLING AND SERVICING AGREEMENT dated as of September 30, 1997, by and among FORD CREDIT AUTO RECEIVABLES LLC, a Delaware limited liability company, as Transferor, FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Master Servicer, and THE CHASE MANHATTAN BANK, a New York corporation, as Trustee.

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:


                                  ARTICLE I

                                 Definitions
                                 -----------

          SECTION 1.01.   Definitions.  Whenever used in  this Agreement, the
                          -----------
following words and phrases shall have the following meanings:

          "Account" shall mean  each Initial Account and, from  and after the
           -------
related Addition Date, each Additional Account. The term "Account" shall not apply to any Removal Accounts reassigned or assigned to the Transferor or the Master Servicer in accordance with the terms of this Agreement.

          "Act"  shall mean the Securities Act of 1933, as amended.
           ---

          "Addition  Date" shall mean,  with respect to  Additional Accounts,
           --------------
the date from and after which such Additional Accounts are to be included as Accounts pursuant to Section 2.05(c).

          "Addition  Notice"  shall  have the  meaning  specified  in Section
           ----------------
2.05(c).

          "Additional  Accounts"   shall  mean   each  individual   wholesale
           --------------------
financing account established with a Dealer pursuant to a Floorplan Financing Agreement, which account is designated pursuant to Section 2.05(a), 2.05(b)(i) or 2.05(b)(ii) to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Trustee by the Transferor pursuant to Sections 2.01 and 2.05(d).

          "Additional  Cut-Off Date" shall  mean, with respect  to Additional
           ------------------------
Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.05(c).

          "Adjustment  Payment" shall have  the meaning specified  in Section
           -------------------
3.09.

          "Affiliate"  shall mean, with respect  to any specified Person, any
           ---------
other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent"  shall mean,  with respect  to  any Series,  the Person  so
           -----
designated in the related Supplement.

          "Agreement" shall mean this Pooling and Servicing Agreement, as the
           ---------
same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

          "Aggregate Available Subordinated Amount" shall mean the sum of the
           ---------------------------------------
Available Subordinated Amount and the SWAP Available Subordinated Amount.

          "Allocable  Miscellaneous Payments" shall mean, with respect to any
           ---------------------------------
Series and for any Collection Period, the product of the amount of Miscellaneous Payments for such Collection Period and a fraction, the numerator of which is the Invested Amount for such Series immediately prior to the following Distribution Date and the denominator of which is the Trust Invested Amount as of such time.

          "Applicants" shall have the meaning specified in Section 6.07.
           ----------

          "Assignment" shall have the meaning specified in Section 2.05(d).
           ----------

          "Authorized  Newspaper" shall mean  any newspaper or  newspapers of
           ---------------------
general circulation in New York City customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Automatic Additional Accounts" shall have the meaning specified in
           -----------------------------
Section 2.05(b)(ii).

          "Available Subordinated  Amount" shall  mean, with  respect to  any
           ------------------------------
Series at any time of determination, an amount equal to the available subordinated amount specified in the related Supplement at such time.

          "Bearer Certificates" shall  have the meaning specified  in Section
           -------------------
6.01.

          "Beneficiary"  shall mean  any  of  the  holders  of  the  Investor
           -----------
Certificates and any Enhancement Provider.

          "Benefit Plan" shall have the meaning specified in Section 6.04(c).
           ------------

          "Book-Entry  Certificates" shall mean  beneficial interests  in the
           ------------------------
Investor Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 6.08.

          "Business Day" shall  mean any day other  than (a) a Saturday  or a
           ------------
Sunday or (b) another day on which banking institutions or trust companies in the State of Michigan or the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Cedel" shall mean Cedel Bank, societe anonyme.
           -----

          "Certificate"  shall mean any  of the Investor  Certificates or the
           -----------
Transferor's Certificates.

          "Certificate  Owner" shall  mean,  with  respect  to  a  Book-Entry
           ------------------
Certificate,  any  person   who  is  a  beneficial  owner   of  a  Book-Entry
Certificate.

          "Certificate Rate" shall mean, with respect to any Series or Class,
           ----------------
the certificate rate specified therefor in the related Supplement.

          "Certificate  Register" shall have the meaning specified in Section
           ---------------------
6.04.

          "Certificateholder"   or   "Holder"   shall    mean   an   Investor
           -----------------          ------
Certificateholder or a Person in whose name any one of the Transferor's Certificates is registered.

          "Certificateholders' Interest" shall have the meaning  specified in
           ----------------------------
Section 4.01.

          "Class" shall  mean, with respect  to any  Series, any  one of  the
           -----
classes of Investor Certificates of that Series.

          "Closing Date" shall mean, with  respect to any Series, the Closing
           ------------
Date specified in the related Supplement.

          "Collection  Account" shall have  the meaning specified  in Section
           -------------------
4.02.

          "Collection  Period" shall mean,  with respect to  any Distribution
           ------------------
Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Collections" shall mean,  without duplication, all payments  by or
           -----------
on behalf of Dealers received by the Master Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment.

          "Common   Depositary"  shall  mean  the  Person  specified  in  the
           -------------------
applicable Supplement, as common depositary for the respective accounts of any Foreign Clearing Agencies.

          "Corporate Trust Office"  shall mean  the principal  office of  the
           ----------------------
Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York, Attention: Corporate Trust Department.

          "Coupon" shall have the meaning specified in Section 6.01.
           ------

          "Cut-Off Date" shall mean September 30, 1997.
           ------------

          "Date  of Processing" shall mean, with  respect to any transaction,
           -------------------
the date on which such transaction is first recorded on the Master Servicer's computer file of accounts (without regard to the effective date of such recordation).

          "Dealer" shall mean  a Person engaged generally in  the business of
           ------
purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

          "Dealer  Overconcentration"  on any  Determination  Date shall mean,
           -------------------------
with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Master Servicer's standard procedures for identifying and tracking Accounts of affiliated Dealers), the excess of (a) the aggregate Principal Receivables included in all Accounts of such Dealer or group of affiliated Dealers, as applicable, as of the last day of the immediately preceding Collection Period over (b) 2% of the Pool Balance on the last day of such immediately preceding Collection Period (or such higher percentage of the Pool Balance (in no event to exceed 4%) as may be approved in writing from time to time by each Rating Agency subject to such conditions and limitations as each such Rating Agency may require).

          "Defaulted  Amount" on any Determination Date  shall mean an amount
           -----------------
(which shall not be less than zero) equal to (a) the sum for all the Accounts of the amount of Principal Receivables which became Defaulted Receivables during the immediately preceding Collection Period minus (b) the full amount of any such Defaulted Receivables which are subject to reassignment or assignment to the Transferor or the Master Servicer in accordance with the terms of this Agreement; provided, however, that, if an Insolvency Event
                           --------   -------
occurs with respect to the Transferor, the amounts of such Defaulted Receivables which are subject to reassignment to the Transferor shall not be included in clause (b) and, if an Insolvency Event occurs with respect to the Master Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Master Servicer shall not be included in clause (b).

          "Defaulted  Receivables" on any  Determination Date shall  mean (a)
           ----------------------
all Receivables which are charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Master
Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties and (b) all Receivables which were Eligible Receivables when transferred to the Trust on the initial Closing Date or the related Addition Date or on their respective Transfer Date, which arose in an Account that thereafter became an Ineligible Account and which remained outstanding for any six consecutive Determination Dates (inclusive of the Determination Date on which such determination is being made) after such Account became an Ineligible Account.

          "Definitive Certificates"  shall  have  the  meaning  specified  in
           -----------------------
Section 6.08.

          "Definitive Euro-Certificates" shall have the meaning  specified in
           ----------------------------
Section 6.11.

          "Deposit Date"  shall mean  each day on  which the  Master Servicer
           ------------
deposits  Collections in  the  Collection Account  pursuant  to Section  4.03 hereof.

          "Depository"  shall mean The  Depository Trust Company,  as initial
           ----------
Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository  Agreement" shall mean,  with respect to  any Series or
           ---------------------
Class, the agreement among the Transferor, the Trustee and the initial Depository, dated as of the related Closing Date substantially in the form of Exhibit E.

          "Depository Participant" shall mean a broker, dealer, bank or other
           ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination  Date" with respect  to any Distribution  Date shall
           -------------------
mean the day that is two Business Days prior to such Distribution Date.

          "Distribution Date" shall mean the  fifteenth day of each month or,
           -----------------
if such day is not a Business Day, the next succeeding Business Day.

          "Distribution  Date  Statement"  shall mean,  with  respect  to any
           -----------------------------
Series, a report prepared by the Master Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Supplement.

          "Due  Date" shall mean  the close of business  on the last Business
           ---------
Day of each month.

          "Early  Amortization Event"  shall have  the  meaning specified  in
           -------------------------
Section 9.01 and, with respect to any Series, shall also mean any Early Amortization Event specified in the related Supplement.

          "Early Amortization Period" shall mean, with respect to any Series,
           -------------------------
the period beginning at the close of business on the Business Day immediately preceding the day on which the Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series, (b) the Termination Date with respect to such Series and (c) if such Early Amortization Period has resulted from the occurrence of an Early Amortization Event described in Section 9.01(a), the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist pursuant to Section 9.01(a), so long as no other Early Amortization Event with respect to such Series shall have occurred and the scheduled termination of the Revolving Period with respect to such Series shall not have occurred.

          "Eligible  Account" shall mean  each individual wholesale financing
           -----------------
account established with a Dealer pursuant to a Floorplan Financing Agreement in the ordinary course of business, which, as of the date of determination with respect thereto: (a) is in favor of a Dealer which is an Eligible Dealer, (b) is in existence and maintained and serviced by or on behalf of the Seller or such other Originator of such Account and (c) is an Account in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

          "Eligible  Deposit  Account"  shall mean  either  (a)  a segregated
           --------------------------
account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Eligible  Dealer"  shall  mean  a   Dealer,  as  of  the  date  of
           ----------------
determination thereof, (a) which is located in the United States of America (including its territories and possessions), or such other jurisdiction as shall have been specified by the Seller and as to which the Rating Agency Condition shall have been satisfied, (b) which has not been identified by the Master Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or voluntary or involuntary liquidation, (c) in which Ford or any Affiliate thereof does not have an equity investment and (d) which has not been classified by the Master Servicer as in dealer "status" (or comparable classification) under the applicable Floorplan Financing Guidelines by reason of nonpayment or other circumstances evidencing a general deterioration of financial condition.

          "Eligible  Institution"   shall  mean  (a)   the  corporate   trust
           ---------------------
department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody's and of AAA or better by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee or (B) a certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) this definition.

          "Eligible Investments" shall mean book-entry securities, negotiable
           --------------------
instruments or securities represented by Instruments in bearer or registered form having original or remaining maturities of 30 days or less, but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof, which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities;
     provided,  however,  that at  the  time  of  the Trust's  investment  or
     --------   -------
     contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest generic investment category granted thereby;

          (c) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of at least A-1+ by Standard Poor's (or A-1 in the case of any amount on deposit in the Collection Account up to an amount equal to 20% of the aggregate Invested Amount at the time of the Trust's investment or contractual commitment to so invest) and P-1 by Moody's;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest generic investment category granted thereby or otherwise approved in writing thereby;

          (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC and having at the time of the Trust's investment or contractual commitment to invest therein a credit rating from each of the Rating Agencies in the highest generic investment category granted thereby;

          (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC and which at the time of the Trust's investment or contractual commitment to invest in such repurchase obligations, the commercial paper or other short-term unsecured debt obligations of such depository institution shall have a credit rating from each of the Rating Agencies in the highest generic investment category granted thereby; and

          (h) any other investment as may be permitted by each Rating Agency without reducing or withdrawing the rating of the Certificates of any Series.

          "Eligible Receivable" shall mean each Receivable:
           -------------------

          (a) which was originated or acquired by the Seller in the ordinary course of business;

          (b)   which arose  under an  Eligible Account  and is   payable  in
     either United States dollars or such other currency as to which the Rating Agency Condition shall have been satisfied;

          (c) which is owned by the Seller at the time of sale by the Seller to the Transferor;

          (d) which represents the obligation of a Dealer to repay an advance made to such Dealer to finance the acquisition of Vehicles;

          (e) which at the time of creation and, except at the Closing Date for the initial Series in the case of Receivables in respect of which the related financed Vehicle has been sold, at the time of transfer to the Trust is secured by, inter alia, a first priority perfected security interest in the Vehicle relating thereto;

          (f) which was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Floorplan Financing Agreement which complies in all respects with all Requirements of Law applicable to any party thereto;

          (g) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the related Originator, the related Manufacturer, the Seller, or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery and performance of the related Floorplan Financing Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

          (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all Liens arising prior to the transfer or arising at any time other than Liens permitted by this Agreement;

          (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof);

          (j) which will at all times be the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

          (l) as to which, at the time of transfer of such Receivable to the Trust, each of the related Manufacturer, the related Originator, the Seller and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

          (m) as to which, at the time of transfer of such Receivable to the Trust, none of the related Manufacturer, the related Originator, the Seller and the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Certificateholders therein;

          (n) which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan;

          (o) with respect to which the representations set forth in Sections 2.04(a)(i) and (ii) were correct as of the Transfer Date with respect thereto;

          (p) that was acquired by the Seller from PRIMUS and as to which at the time of transfer to the Trust and at all times following such transfer the Manufacturer of the related financed Vehicle (other than Ford) has not filed a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or filed a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or consented to the filing of any such petition, answer, or consent; or appointed, or consented to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or made an assignment for the benefit of creditors, or admitted in writing its inability to pay its debts generally as they become due; and

          (q) that was acquired by the Seller from PRIMUS and as to which at the time of the transfer to the Trust and at all times following such transfer, none of the following events have occurred; (i) an order for relief against the related Manufacturer (other than Ford) shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; (ii) a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of such Manufacturer (other than Ford) under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for period of 120 days; or (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of such Manufacturer (other than Ford) or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

          "Eligible  Master Servicer"  shall mean  the  Trustee or  an entity
           -------------------------
which, at the time of its appointment as Master Servicer, (a) is legally qualified and has the capacity to service the Accounts, (b) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement.

          "Enhancement" shall  mean the rights  and benefits provided  to the
           -----------
Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

          "Enhancement  Agreement" shall  mean  any agreement,  instrument or
           ----------------------
document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

          "Enhancement  Provider"  shall  mean   the  Person  providing   any
           ---------------------
Enhancement, other than any Certificateholders (including any holders of the Transferor's Certificates) the Certificates of which are subordinated to any Series or Class.

          "ERISA"  shall mean the Employee  Retirement Income Security Act of
           -----
1974, as amended.

          "Euroclear  Operator" shall mean  Morgan Guaranty Trust  Company of
           -------------------
New York, Brussels office, as operator of the Euroclear System.

          "Exchange  Date" shall  mean  any  date that  is  after the  Series
           --------------
Issuance Date, in the case of Definitive EuroCertificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.11), in the case of Definitive EuroCertificates in bearer form.

          "FCAR" shall  mean Ford  Credit  Auto Receivables  LLC, a  Delaware
           ----
limited liability company, and its successors in interest to the extent permitted hereunder.

          "FCAR  Certificate"  shall  mean the  certificate  executed  by the
           -----------------
Transferor and authenticated by the Trustee, substantially in the form of Exhibit A.

          "FDIC"  shall mean the Federal Deposit Insurance Corporation or any
           ----
successor entity thereto.

          "Final Maturity Date" shall have  the meaning specified in  Section
           -------------------
12.01.

          "Fleet  Receivables"  shall  mean  all  amounts  shown  in  special
           ------------------
accounts on the Master Servicer's records as amounts payable by any Dealer designated by the Seller as a "fleet dealer" in respect of advances made by the Seller to such Dealer or advances made by Ford or other Originator of such receivable to such Dealer and purchased by the Seller.

          "Floorplan Financing Agreement" shall mean, collectively, the group
           -----------------------------
of related agreements between and among the Seller (either as the Originator of a wholesale financing account or by virtue of assignment of such account to the Seller by the applicable Originator), the Dealer with respect thereto and, in the case of new Vehicles, a Vehicle manufacturer or distributor, pursuant to which (a) the Seller or other applicable Originator agrees to extend credit to such Dealer to finance used Vehicles and new Vehicles manufactured by such manufacturer or distributed by such distributor, (b) such Dealer grants to the applicable Originator a security interest in the specific Vehicles financed by such Originator, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the applicable Originator at the time of Vehicle sale or lease but in any event such Dealer agrees to repay, in the case of a new Vehicle as to which Ford Credit is the Originator of the related Receivable, not less than 90% of each such advance upon the sale or lease of the Vehicle to which such advance relates and the remaining balance of such advance not later than the first day of the second calendar month following the month in which such sale or lease occurs, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

          "Floorplan Financing Guidelines"  shall mean  the written  policies
           ------------------------------
and procedures of the Originator of an Account, as such policies and procedures may be amended from time to time, (a) relating to the operation of a floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to the applicable Originator's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

          "Ford" shall mean Ford  Motor Company, a Delaware  corporation, and
           ----
its successors in interest.

          "Ford  Credit" shall  mean Ford  Motor Credit  Company,  a Delaware
           ------------
corporation, and its successors in interest.

          "Foreign  Clearing Agency"  shall  mean  Cedel  and  the  Euroclear
           ------------------------
Operator.

          "Global  Certificate" shall have  the meaning specified  in Section
           -------------------
6.11.

          "Governmental Authority" shall  mean the United States  of America,
           ----------------------
or any other jurisdiction applicable to the Transferor, Seller or other Originator of the Receivables as specified in the related Supplement, any state, possession, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Incremental Default Amount"  on any Determination Date  shall mean
           --------------------------
(a) the sum of (i) all the Ineligible Receivables which became Defaulted Receivables during the immediately preceding Collection Period, (ii) the Overconcentration Default Amount on such Determination Date and (iii) the Installment Balance Default Amount on such Determination Date minus (b) the full  amount  of  any  such  Defaulted Receivables  which  are  subject  to a reassignment  or assignment  to  the  Transferor or  the  Master Servicer  in accordance with the terms of this Agreement (but not less than zero); provided, however, that, if an Insolvency Event occurs with respect to the
--------  -------
Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor shall not be so subtracted and, if an Insolvency Event occurs with respect to the Master Servicer, the amount of such Defaulted Receivables which are subject to assignment to the Master Servicer shall not be so subtracted; provided, further, that the Incremental
                                      --------  -------
Default Amount for any Determination Date shall not exceed the sum of the Overconcentration Amount, the Installment Balance Amount and the Ineligible Amount, in each case, on such Determination Date.

          "Ineligible  Account" shall  mean an  Account that  at the  time of
           -------------------
determination is not an Eligible Account.

          "Ineligible Amount" on any Determination Date shall mean the amount
           -----------------
of Ineligible Receivables included in the Trust on such Determination Date pursuant to Section 2.09.

          "Ineligible  Receivable" shall mean  any Receivable that  is not an
           ----------------------
Eligible Receivable.

          "Initial Account"  shall mean  each individual  wholesale financing
           ---------------
account established with a Dealer pursuant to a Floorplan Financing Agreement which is identified in the computer file or microfiche or written list delivered to the Trustee on the first Closing Date by the Transferor pursuant to Section 2.01.

          "Initial  Invested Amount" shall  mean, with respect  to any Series
           ------------------------
and for any date, an amount equal to the initial invested amount specified in the related Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Supplement.

          "Insolvency  Event" shall  mean  any  event  specified  in  Section
           -----------------
9.01(b) or 9.01(c).

          "Installment  Balance" with respect  to any  Dealer shall  mean the
           --------------------
balance outstanding after the initial payment by such Dealer on any Receivable and not immediately required to be remitted pursuant to the related Floorplan Financing Agreement and Floorplan Financing Guidelines of the Seller following the date of sale or lease of the related Vehicle.

          "Installment Balance Amount" shall mean, on any Determination Date,
           --------------------------
the aggregate amount of Installment Balances on such Determination Date in respect of which the Seller has not received an offsetting payment from the related Dealers.

          "Installment  Balance Default  Amount"  on  any Determination  Date
           ------------------------------------
shall mean the sum for all Installment Balances during the immediately preceding Collection Period of the amount of Principal Receivables contained in such Installment Balances which became Defaulted Receivables during such Collection Period.

          "Insurance  Proceeds" with  respect to  an Account  shall mean  any
           -------------------
amounts received by the Master Servicer pursuant to any policy of insurance which is required to be paid to the applicable Originator pursuant to a Floorplan Financing Agreement.

          "Internal Revenue Code"  shall mean  the Internal  Revenue Code  of
           ---------------------
1986, as amended.

          "Invested Amount"  shall mean, with  respect to any Series  and for
           ---------------
any date, an amount equal to the invested amount specified in the related Supplement.

          "Investment Company  Act" shall mean the Investment  Company Act of
           -----------------------
1940, as amended.

          "Investor Certificateholder" shall mean the Person  in whose name a
           --------------------------
Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

          "Investor  Certificates" shall  mean any  one  of the  certificates
           ----------------------
(including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Transferor's Certificates.

          "Investors'  Servicing Fee" shall mean the portion of the Servicing
           -------------------------
Fee allocable to the Investor Certificateholders pursuant to the terms of the Supplements.

          "Lien"   shall  mean   any  mortgage,   deed   of  trust,   pledge,
           ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

          "Manager"  shall mean the  lead manager,  manager or  co-manager or
           -------
person performing a similar function with respect to an offering of Definitive Euro-Certificates.

          "Manufacturer"  shall mean,  with respect  to  any Receivable,  the
           ------------
Vehicle manufacturer or distributor that entered into the related Floorplan Financing Agreement.

          "Manufacturer Overconcentration"  on any  Determination Date  shall
           ------------------------------
mean the excess, if any, of (x) the aggregate Principal Receivables included in the Pool Balance on the last day of the Collection Period immediately preceding such Determination Date that were acquired by the Seller from all other Originators and that relate to a particular Manufacturer (other than Ford) over (y) 30% of the aggregate Principal Receivables on the last day of such Collection Period that were acquired by the Seller from all other Originators.

          "Master  Servicer" shall  mean,  initially,  Ford  Credit,  in  its
           ----------------
capacity as Master Servicer under this Agreement, and after any Servicing Transfer, the Successor Master Servicer.

          "Miscellaneous Payments" shall mean, with respect to any Collection
           ----------------------
Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments pursuant to Section 4.04 on such Distribution Date.

          "Monthly Servicing Fee" shall mean, with respect to any Series, the
           ---------------------
amount specified therefor in the related Supplement.

          "Moody's"  shall mean  Moody's  Investors  Service,  Inc.,  or  its
           -------
successor.

          "Non-Principal  Collections"  shall   mean  Collections  under  the
           --------------------------
Receivables other than Principal Collections, provided that all Recoveries shall be Non-Principal Collections.

          "Non-Principal  Receivables" with respect to any Account shall mean
           --------------------------
all amounts billed to the related Dealer in respect of interest and all other non-principal charges, including certain service fees and handling fees.

          "Notice Date" shall have the meaning specified in Section 2.05(c).
           -----------

          "Officers'   Certificate"  shall  mean  (i)  with  respect  to  any
           -----------------------
corporation, unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation and (ii) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any manager of such limited liability company.

          "Opinion of Counsel"  shall mean a written opinion  of counsel, who
           ------------------
may be counsel of the Transferor or Ford Credit and who shall be reasonably acceptable to the Trustee.

          "Originator" shall mean (i) the  Seller, in the case of Receivables
           ----------
originated by it or acquired by it from Ford, (ii) PRIMUS, in the case of Receivables acquired by the Seller from PRIMUS and (iii) subject to the prior approval of the Rating Agencies, such other Person as shall have originated or underwritten Receivables in the ordinary course of its business under Floorplan Financing Guidelines substantially similar to those applied by the Seller.

          "Overconcentration Amount" on any Determination Date shall mean the
           ------------------------
sum of (i) the aggregate Dealer Overconcentrations on such Determination Date, (ii) the aggregate Manufacturer Overconcentrations on such
Determination Date and (iii) the PRIMUS Overconcentration on such Determination Date.

          "Overconcentration  Default Amount" on any Determination Date shall
           ---------------------------------
mean the sum of (i) in the event of any Dealer Overconcentration during the immediately preceding Collection Period, the lesser of (x) the aggregate amount of such Principal Receivables which became Defaulted Receivables during such Collection Period and (y) the aggregate amount of such Dealer Overconcentrations on such Determination Date, (ii) with respect to those Principal Receivables relating to a particular Manufacturer as to which there existed a Manufacturer Overconcentration during the immediately preceding Collection Period, the lesser of (x) the aggregate amount of such Principal Receivables which became Defaulted Receivables during such Collection Period and (y) the aggregate Manufacturer Overconcentrations on such Determination Date and (iii) in the event of any PRIMUS Overconcentration with respect to the immediately preceding Collection Period, the lesser of (x) the aggregate amount of Principal Receivables as to which PRIMUS is the Originator that became Defaulted Receivables during such Collection Period and (y) the PRIMUS Overconcentration on such Determination Date.

          "Permitted Transaction" shall have the meaning specified in Section
           ---------------------
2.06(f).

          "Person" shall  mean any  legal person,  including any  individual,
           ------
corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Pool Balance" shall mean, as of the time of determination thereof,
           ------------
the aggregate of Principal Receivables in the Trust at such time.

          "PRIMUS" shall mean  PRIMUS Automotive Financial Services,  Inc., a
           ------
Delaware corporation, and its successors in interest.

          "PRIMUS  Overconcentration" shall mean  the excess, if  any, of (x)
           -------------------------
the aggregate Principal Receivables included in the Pool Balance on the last day of the Collection Period immediately preceding such Determination Date that were acquired by the Seller from PRIMUS over (y) 30% of the Pool Balance on the last day of such Collection Period.

          "Principal Collections"  shall mean Collections of  principal under
           ---------------------
the Receivables reduced by Collections that are reclassified as Non-Principal Collections pursuant to Section 4.03(e) hereof.

          "Principal  Receivables"  with  respect to  an  Account  shall mean
           ----------------------
amounts shown on the Master Servicer's records as Receivables (other than such amounts which represent Non-Principal Receivables) payable by the related Dealer.

          "Principal Terms" shall  mean, with respect to any Series:  (a) the
           ---------------
name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Monthly Servicing Fee and the Investors' Servicing Fee; (h) the issuer and terms of any form of Enhancement with respect thereto; (i) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Termination Date; (k) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (m) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a group; and (p) any other terms of such Series.

          "Purchase Price" shall mean, with respect to any Receivable for any
           --------------
date on which  such Receivable is to  be purchased pursuant to  Section 3.03,
(a) an amount equal to the amount payable by the Dealer in respect thereof as reflected in the records of the Master Servicer as of the date of purchase plus (b) interest accrued from the end of the last Collection Period in respect of which interest on such Receivable was billed by the Master Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

          "Rating  Agency" shall mean, with respect to any outstanding Series
           --------------
or Class, each statistical rating agency selected by the Transferor to rate the Investor Certificates of such Series or Class, unless otherwise specified in the Supplement.

          "Rating Agency Condition" shall  mean, with respect to any  action,
           -----------------------
that each Rating Agency shall have notified the Transferor, the Master Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency, unless otherwise specified in the Supplement.

          "Reassignment" shall have the meaning specified in Section 2.07(c).
           ------------

          "Receivables" shall mean, with  respect to an Account, all  amounts
           -----------
shown on the Master Servicer's records as amounts payable by the related Dealer from time to time in respect of advances made by the Seller to such Dealer, or advances or credits made by the related Originator to such Dealer and acquired by the Seller, in each case to finance Vehicles by such Dealer, together with the group of writings evidencing such amounts and the security interest created in connection therewith. Receivables which become Defaulted Receivables shall not be shown on the Master Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which the Seller is unable to transfer to the Transferor pursuant to the Receivables Purchase Agreement or which the Transferor is unable to transfer to the Trust as provided in
Section 2.06(b) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables. Notwithstanding anything to the contrary in this Agreement, Fleet Receivables shall not be deemed to be Receivables for the purposes of this Agreement.

          "Receivables  Purchase Agreement" shall mean the  agreement between
           -------------------------------
the Seller and the Transferor, in  substantially the form attached hereto  as
Exhibit I, dated as of the date hereof, governing the terms and conditions upon which the Transferor is acquiring the initial Receivables transferred to the Trust on the Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

          "Record  Date" shall mean,  with respect to  any Distribution Date,
           ------------
the close of business on the day preceding such Distribution Date; provided that with respect to any Distribution Date for a Series for which Definitive Certificates have been issued pursuant to Section 6.10, subsequent to the issuance of such Definitive Certificates the Record Date for such Distribution Date shall be the last day of the month preceding the month in which such Distribution Date occurs.

          "Recoveries"  on  any  Determination Date  shall  mean  all amounts
           ----------
received, including Insurance Proceeds, by the Master Servicer during the Collection Period immediately preceding such Determination Date with respect to Receivables which have previously become Defaulted Receivables.

          "Reference Rate" shall  mean, with respect  to any Receivable,  the
           --------------
per annum rate of  interest designated from time   to time by the  applicable
Originator pursuant to the related Floorplan Financing Agreement.

          "Registered   Certificateholder"  shall  mean   the  Holder   of  a
           ------------------------------
Registered Certificate.

          "Registered  Certificates"  shall  have the  meaning  specified  in
           ------------------------
Section 6.01.

          "Related  Documents"  shall  mean,  collectively,  the  Receivables
           ------------------
Purchase  Agreement  and,   with  respect  to  any   Series,  any  applicable
Enhancement Agreement.

          "Related Security" shall  mean, with respect to any  Receivable and
           ----------------
subject to the terms of the Receivables Purchase Agreement, the security interest granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, certain parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of any Receivable.

          "Removal  Account"  shall  have the  meaning  specified  in Section
           ----------------
2.07(b).

          "Removal Commencement  Date" shall  have the  meaning specified  in
           --------------------------
Section 2.07(b).

          "Removal  Notice" shall  have  the  meaning  specified  in  Section
           ---------------
2.07(b).

          "Required   Participation  Amount"  shall  mean,  at  any  time  of
           --------------------------------
determination, an amount equal to (a) the sum of the amounts for each Series obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time plus (b) the Trust Aggregate Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date).

          "Required Participation Percentage" shall mean, with respect to any
           ---------------------------------
Series, the percentage specified therefor in the related Supplement.

          "Requirements of Law" for any  Person shall mean the certificate of
           -------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

          "Responsible Officer"  shall mean the Chairman or any Vice Chairman
           -------------------
of the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, and any other officer of the Trustee customarily performing functions within the corporate trust department and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with that relevant subject.

          "Revolving  Period" shall  mean  with respect  to  any Series,  the
           -----------------
period specified as such in the related supplement.

          "Seller" shall mean Ford Credit.
           ------

          "Series" shall mean any series of Investor Certificates.
           ------

          "Series Account" shall mean any deposit, trust,  escrow, reserve or
           --------------
similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

          "Series Cut-Off Date"  shall mean, with respect to  any Series, the
           -------------------
date specified as such in the related Supplement.

          "Series Issuance Date" shall mean,  with respect to any Series, the
           --------------------
date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

          "Servicing Default"  shall have  the meaning  specified in  Section
           -----------------
10.01.

          "Servicing Fee" shall have the meaning specified in Section 3.02.
           -------------

          "Servicing  Officer" shall mean any  officer of the Master Servicer
           ------------------
involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended.

          "Servicing  Transfer" shall have  the meaning specified  in Section
           -------------------
10.01.

          "Standard & Poor's" shall mean Standard & Poor's Rating Services, a
           -----------------
division of the McGraw-Hill Companies, Inc. or its successor.

          "Successor Master  Servicer" shall  have the  meaning specified  in
           --------------------------
Section 10.02(a).

          "Supplement" shall mean, with  respect to any Series,  a Supplement
           ----------
to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

          "Supplemental Certificate"  shall  have the  meaning  specified  in
           ------------------------
Section 6.03.

          "Tax Opinion" shall mean, with respect to any action, an Opinion of
           -----------
Counsel to the effect that, for U.S. Federal income tax purposes (a) such action will not cause a taxable event with respect to any Investor
Certificateholders and (b) in the case of Section 6.03(b), the Investor Certificates of the new Series will be characterized as debt or an interest in a tax partnership (which partnership will not be treated as a result of issuance of such Certificates as a "publicly traded partnership" within the meaning of Section 7704 of the Code and applicable Treasury Regulations).

          "Termination Date"  shall  mean, with  respect to  any Series,  the
           ----------------
termination date specified in the related Supplement.

          "Termination  Notice" shall have  the meaning specified  in Section
           -------------------
10.01.

          "Termination  Proceeds" shall have the meaning specified in Section
           ---------------------
12.02(c).

          "Transfer Agent and Registrar" shall have the  meaning specified in
           ----------------------------
Section 6.04.

          "Transfer Date" shall have the meaning specified in Section 2.01.
           -------------

          "Transfer  Deposit  Amount"   shall  mean,  with  respect   to  any
           -------------------------
Receivable reassigned or assigned to the Transferor or the Master Servicer, as applicable, pursuant to Section 2.04(c) or Section 3.03(c), the amounts specified in such Sections.

          "Transferor"  shall  mean  Ford  Credit  Auto  Receivables  LLC,  a
           ----------
Delaware limited liability company.

          "Transferor's  Certificates"  shall  mean,  collectively, the  FCAR
           --------------------------
Certificate and any outstanding Supplemental Certificates.

          "Transferor's Interest" shall have the meaning specified in Section
           ---------------------
4.01.

          "Transferor's  Participation Amount"  shall mean,  at  any time  of
           ----------------------------------
determination, an amount equal to the Pool Balance at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

          "Trust"  shall mean  the  Ford  Credit Auto  Loan  Master Trust  II
           -----
created  by this Agreement,  the corpus of  which shall consist  of the Trust
Assets.

          "Trust Assets" shall have the meaning specified in Section 2.01.
           ------------

          "Trust  Aggregate Available Subordinated Amount" shall mean the sum
           ----------------------------------------------
of the aggregate available subordinated amounts for all outstanding Series at such time, as specified in the related Supplement.

          "Trust  Available Subordinated Amount"  shall mean, at  any time of
           ------------------------------------
determination, the sum of the Available Subordinated Amounts, if any, for all outstanding Series at such time.

          "Trustee" shall mean The Chase  Manhattan Bank, or its successor in
           -------
interest, or any successor trustee appointed as herein provided.

          "Trust Incremental Subordinated  Amount" on any Determination  Date
           --------------------------------------
shall mean the excess, if any, of (a) the sum of the Overconcentration Amount, the Installment Balance Amount and the Ineligible Amount, in each case, on such Determination Date over (b) the Incremental Default Amount for such Determination Date.

          "Trust Invested Amount"  shall mean, at any time  of determination,
           ---------------------
the sum of the Invested Amounts for all outstanding Series at such time.

          "Trust  Termination Date"  shall  have  the  meaning  specified  in
           -----------------------
Section 12.01.

          "UCC" shall mean the Uniform  Commercial Code, as amended from time
           ---
to time, as in effect in any specified jurisdiction.

          "Unallocated   Principal  Collections"   shall  have   the  meaning
           ------------------------------------
specified in Section 4.04.

          "Used Vehicle"  shall mean  any Vehicle held  for sale by  a Dealer
           ------------
that is determined to be a "used" Vehicle in accordance with the Master Servicer's standard wholesale servicing practices.

          "Vehicle" shall mean an automobile or light-duty truck.
           -------

          "Vice  President" when  used with  respect  to the  Master Servicer
           ---------------
shall mean any vice president whether or not designated by a number or word or words added before or after the title "vice president".

          SECTION  1.02.   Other Definitional  Provisions.   (a)   All  terms
                           ------------------------------
defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


                                  ARTICLE II

                          Conveyance of Receivables
                          -------------------------

          SECTION 2.01.   Conveyance  of Receivables.   By execution  of this
                          --------------------------
Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries on the first Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, (a) all of its right, title and interest in, to and under the Receivables in each Account and all Related Security with respect thereto owned by the Transferor at the close of business on the Cut-Off Date, in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof and (b) all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreement. As of each Business Day prior to the earlier of (i) the occurrence of an Early Amortization Event specified in Section 9.01(b), (c),
(d) or (e) and (ii) the Trust Termination Date, on which Receivables are created in the Accounts (a "Transfer Date"), the Transferor does hereby
                               --------------
transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Removal Account from and after the applicable Removal Commencement Date) and all Related Security with respect thereto owned by the Transferor at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan) and Recoveries thereof. Such property, together with all monies on deposit in, and Eligible Investments credited to, the Collection Account or any Series Account, any Enhancements and the Related Security with respect to the Receivables shall collectively constitute the assets of the Trust (the "Trust Assets"). The foregoing transfer, assignment, set-over and conveyance
 ------------
and any subsequent transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Master Servicer, the Transferor, the Seller, Ford, PRIMUS, any other Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          In connection with such transfers, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-105 of the UCC as in effect in the State of Michigan or, if applicable, in the corresponding Section of the UCC as may be in effect in such other jurisdiction where either the Transferor's or the Seller's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under applicable law in connection with such transfers.

          In connection with such transfers, the Transferor further agrees, at its own expense, on or prior to the first Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removal Accounts, (a) to cause the Seller to indicate in its computer files as required by the Receivables Purchase Agreement, that the Receivables created in connection with the Accounts (other than Removal Accounts) have been transferred, and the Related Security assigned, to the Transferor in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries and (b) to deliver to the Trustee (or cause the Seller to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removal Accounts) specifying for each such Account, as of the Cut-Off Date, in the case of the Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts, (i) its account number, (ii) the aggregate amount of
Receivables outstanding in such Account and (iii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removal Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

          SECTION  2.02.  Acceptance  by Trustee.   (a)   The  Trustee hereby
                          ----------------------
acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of the Certificateholders and the other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche or written list relating to the Initial Accounts described in the last paragraph of Section 2.01.

          (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

          SECTION 2.03.   Representations  and Warranties  of the  Transferor
                          ---------------------------------------------------
Relating  to  the  Transferor  and  the Agreement.    The  Transferor  hereby
-------------------------------------------------
represents and warrants to the Trust and to the Trustee as of each Closing Date that:

          (a)  Organization and Good Standing.   The Transferor is a  limited
               ------------------------------
     liability company duly formed and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee pursuant hereto the Certificates.

          (b)  Due  Qualification.  The  Transferor is  duly qualified  to do
               ------------------
     business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (c)  Due  Authorization.    The  execution  and  delivery  of  this
               ------------------
     Agreement and the applicable Supplement and the Related Documents and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for or contemplated by this Agreement and the applicable Supplement and the Related Documents, have been duly authorized by the Transferor by all necessary action on the part of the Transferor.

          (d)  No Conflict.   The execution  and delivery of  this Agreement,
               -----------
     the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or its properties are bound.

          (e)  No Violation.   The execution and delivery of  this Agreement,
               ------------
     the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement and the applicable Supplement and the Related Documents and the fulfillment of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any material Requirements of Law applicable to the Transferor.

          (f)  No  Proceedings.   There are  no proceedings  or, to  the best
               ---------------
     knowledge of the Transferor, investigations pending or threatened against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the applicable Supplement, any of the Related Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement or the Related Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement and the applicable Supplement or the Related Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement, the Related Documents or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal, or any other applicable state, local or foreign jurisdiction's, income, single business or franchise tax systems.

          (g)  All  Consents  Required.     All  appraisals,  authorizations,
               -----------------------
     consents, orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the applicable Supplement, the Related Documents and the Certificates, the performance of the transactions contemplated by this Agreement, the applicable Supplement and any of the Related Documents, and the fulfillment of the terms hereof and thereof, have been obtained.

          (h)  Enforceability.  This Agreement  and the applicable Supplement
               --------------
     and the Related Documents each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (i)  Record of Accounts.  As of the first Closing Date, in the case
               ------------------
     of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Commencement Date, in the case of Removal Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Commencement Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Commencement Date, as the case may be.

          (j)  Valid Transfer.  This Agreement  or, in the case of Additional
               --------------
     Accounts,  the related  Assignment  constitutes  a  valid  transfer  and assignment to the Trust of all right, title and interest of the Transferor in the related Receivables and the Related Security and the proceeds thereof and all of the Transferor's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Michigan and, in the case of the Additional Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.06(a). Except as otherwise provided in this Agreement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Trust Assets.

          The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Master Servicer, any Agent or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties, any Agent and to any Enhancement Providers.

          In the event of any breach of any of the representations and warranties set forth in this Section 2.03 having a material adverse effect on the interests of the Investor Certificateholders, then either the Trustee or the Holders of Investor Certificates evidencing not less than a majority in aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given in writing to the Transferor (and to the Trustee, any Enhancement Providers and the Master Servicer if given by the Investor Certificateholders), may direct the Transferor to purchase the Certificateholders' Interest within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to make such purchase on a Distribution Date occurring within such 60-day period on the terms and conditions set forth below; provided,
                                                                    --------
however, that no such purchase shall be required to be made if, by the end of
-------
such 60-day period (or such longer period as may be specified), the representations and warranties set forth in this Section 2.03 shall be satisfied in all material respects, and any material adverse effect on the Certificateholders' Interest caused thereby shall have been cured.

          The Transferor shall deposit in the Collection Account in immediately available funds on the Business Day preceding such Distribution Date, in payment for such purchase, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with Article IV and the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the Transferor to purchase the Certificateholders' Interest as provided above, the obligation of the Transferor to purchase the Certificateholders' Interest pursuant to this Section 2.03 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.03 available to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

          SECTION 2.04.   Representations  and Warranties  of the  Transferor
                          ---------------------------------------------------
Relating  to the  Receivables.   (a)   Representations and  Warranties.   The
-----------------------------          -------------------------------
Transferor hereby represents and warrants to the Trust that:

          (i) Each Receivable and all Related Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien.

         (ii) With respect to each Receivable and all Related Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Related Security to the Trust have been duly obtained, effected or given and are in full force and effect.

        (iii) On the Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account.

         (iv) On the first Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.09.

          (b)  Notice  of Breach.   The  representations  and warranties  set
               -----------------
forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Master Servicer, any Agent or the Trustee of a breach, of any of the representations and warranties set forth in this
Section 2.04, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)  Reassignment.   In the  event any  representation or  warranty
               ------------
under Section 2.04(a) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in any such Receivable or Account, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Master Servicer, or receipt by the Transferor or the Master Servicer of written notice of any such event given by the Trustee, any Agent or any Enhancement Providers, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be
                      --------   -------
required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

          The Transferor shall accept a reassignment of each such Receivable by directing the Master Servicer to deduct, subject to the next sentence, the principal amount of such Receivables from the Pool Balance on or prior to the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Transferor's Participation Amount would be less than the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then not later than 12:00 noon on the day on which such reassignment occurs, the Transferor shall deposit in the Collection Account in immediately available funds the amount (the "Transfer
                                                                     --------
Deposit Amount") by which the Transferor's Participation Amount would be less
--------------
than such Trust Available Subordinated Amount (up to the principal amount of such Receivables); provided that if the Transfer Deposit Amount is not
                    --------
deposited as required by this sentence, then the principal amounts of such Receivables shall only be deducted from the Pool Balance to the extent that the Transferor's Participation Amount is not reduced below the Trust Available Subordinated Amount and the Receivables the principal amounts of which have not been so deducted shall not be reassigned to the Transferor and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Related Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Transferor to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders).

          SECTION  2.05.  Addition of Accounts.  (a)   If, as of the close of
                          --------------------
business on the last day of any Collection Period, (i) the Pool Balance on such day is less than the Required Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), or (ii) the result obtained by multiplying (x) the Transferor's Participation Amount as of the following Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution
Date), by (y) the percentage equivalent of the portion of the Transferor's Interest represented by the FCAR Certificate is less than 2% of the Pool Balance on such last day, then the Transferor shall, within 10 Business Days following the end of such Collection Period, designate and transfer to the Trust the Receivables (and the related Security) of additional Eligible Accounts of the Transferor to be included as Accounts in a sufficient amount such that after giving effect to such addition (i) the Pool Balance as of the close of business on the Addition Date is at least equal to such Required Participation Amount and (ii) the result obtained by multiplying (x) such Transferor's Participation Amount by (y) the percentage equivalent of the portion of the Transferor's Interest represented by the FCAR Certificate, is at least equal to 2% of such Pool Balance, as the case may be. The Transferor shall satisfy the conditions specified in Section 2.05(d) in designating such Additional Accounts and conveying the related Receivables to the Trust. The failure of the Transferor to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless
                   --------  -------
result in the occurrence of an Early Amortization Event described in Section 9.01(a).

          (b)(i) The Transferor may from time to time, at its sole discretion, subject to the conditions specified in paragraph (d) below, voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables (and the related Security) of such Additional Accounts.

               (ii) Notwithstanding the conditions specified in clauses (vi),
          (viii) and (ix) of paragraph (d) of this Section 2.05, the Transferor may from time to time, at its sole discretion, and subject only to the limitations specified in this clause (ii) and clauses (i) through (v) and (vii) of Section 2.05(d), voluntarily designate Additional Accounts (such Additional Accounts as are designated in accordance with the provisions described in this clause (ii) collectively being referred to hereinafter as "Automatic Additional Accounts"). Unless the Rating Agencies shall
           -----------------------------
          otherwise have consented in writing, neither the number of Automatic Additional Accounts nor the aggregate amount of Principal Receivables included in such Automatic Additional Accounts as of any related Additional Cut-Off Date that are designated with respect to any calendar quarter shall exceed 10% of the number of Accounts or 10% of the Pool Balance, respectively, as of the first day of such calendar quarter, and neither the number of Automatic Additional Accounts nor the aggregate amount of Principal Receivables included in such Automatic Additional Accounts as of any related Additional Cut-Off Dates that are designated during any twelve-month period commencing in October of any year shall exceed 20% of the number of Accounts or 20% of the Pool Balance, respectively, as of the first day of such twelve-month period. On or before January 31, April 30, July 31 and October 31 of each calendar year, to the extent applicable, the Transferor shall have delivered notice to each applicable Rating Agency with respect to the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to such date. On or before January 31 and July 31 of each calendar year, to the extent applicable, the Transferor shall have delivered to the Trustee, each Rating Agency and any Enhancement Provider an Opinion of Counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding sixth-month period confirming the validity and perfection of each transfer of such Automatic Additional Accounts; provided,
                                                                    --------
          however, that for any  period during which the long-term  unsecured
          -------
          debt rating of the Seller by Standard & Poor's shall be at least BBB- and not more than BBB+, such Opinion of Counsel (to the extent applicable) shall be delivered on or before the end of each calendar quarter with respect to Automatic Additional Accounts included as Accounts during such calendar quarter, and for any period during which such rating is less than BBB-, such Opinion of Counsel (to the extent applicable) shall be delivered on or before the end of each calendar month with respect to the Automatic Additional Accounts included as Accounts during such calendar month. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, then Trustee shall reassign such Automatic Additional Accounts to the Transferor.

          (c) Receivables and Related Security from such Additional Accounts shall be sold to the Trust effective on a date (the "Addition Date")
                                                              -------------
specified in a written notice provided by the Transferor (or the Master Servicer on its behalf) to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or
                                                     ---------------
before the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").
                            -----------

          (d) The Transferor shall be permitted to convey to the Trust the Receivables and all Related Security related thereto in any Additional Accounts designated by the Transferor as such pursuant to Section 2.05(a) or
(b) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

          (i) the Transferor shall have provided the Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice;

         (ii)  such Additional Accounts shall all be Eligible Accounts;

        (iii) the Transferor shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit B (the "Assignment") and the computer
                                                ----------
     file or microfiche or written list  required to be delivered pursuant to
     Section 2.01;

         (iv) the Transferor shall, to the extent required by Section 4.03, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

          (v) (A) no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither the Seller nor the Transferor was insolvent nor will either of them have been made insolvent by such transfer nor are any of them aware of any pending insolvency;

         (vi) the Rating Agency Condition shall have been satisfied with respect to such addition;

        (vii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event;

       (viii) the Transferor shall have delivered to the Trustee and any Enhancement Providers a certificate of a Vice President or more senior officer confirming (A) the items set forth in paragraphs (ii) through
     (vii) above and (B) that the Transferor reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of an Early Amortization Event; and

         (ix) on or before each Addition Date, the Transferor shall have delivered to the Trustee, each applicable Rating Agency and any Enhancement Providers (A) an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit G-2 and (B) except in the case of an addition required by
     Section 2.05(a), a Tax Opinion with respect to such addition.

          (e) The Transferor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.05(d)(v). Upon discovery by the Transferor, the Master Servicer, any Agent, the Trustee or any Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

          SECTION 2.06.  Covenants of  the Transferor.  The Transferor hereby
                         ----------------------------
covenants that:

          (a)  No Liens.  Except for the conveyances hereunder or as provided
               --------
     in Section 6.03(c), the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Related Security, whether now existing or hereafter created, or any interest therein, or the Transferor's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the
     Transferor's Interest or the Transferor's Certificates and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and the Related Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

          (b)  Account Allocations.    In the  event that  the Transferor  is
               -------------------
     unable for any reason to transfer Receivables to the Trust, then the Transferor agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c)  Delivery of  Collections.  In  the event that  the Transferor,
               ------------------------
     the Seller or any Affiliate thereof receives payments in respect of Receivables, the Transferor and the Seller agree to pay or cause to be paid to the Master Servicer or any Successor Master Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt by the Transferor, the Seller or any Affiliate thereof.

          (d)  Notice of  Liens.   The Transferor  shall  notify the  Trustee
               ----------------
     promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder.

          (e)  Compliance with Law. The Transferor hereby agrees to comply in
               -------------------
     all material respects with all Requirements of Law applicable to the Transferor.

          (f)  Activities of the Transferor.  The Transferor will not  engage
               ----------------------------
     in any business or activity of any kind or enter into any transaction other than (i) the businesses, activities and transactions contemplated and authorized by this Agreement or the Related Documents, (ii) acquiring, selling, holding, assigning, pledging and otherwise dealing with wholesale and retail receivables or leases arising out of the sale or lease of motor vehicles, farm or industrial equipment and related activities and transactions, (iii) transferring such receivables to trusts pursuant to a pooling and servicing agreement or similar agreement or arrangement, (iv) authorizing, selling and delivering any class of certificates or other securities of any such trust, (v) acquiring from Ford Credit or any Affiliate thereof certificates issued by one or more trusts to which Ford Credit or any Affiliate thereof transferred receivables, (vi) issuing, selling, authorizing and delivering one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of receivables or by certificates of any class issued by one or more trusts established by Ford Credit or any Affiliate thereof (collectively, the "Notes"), provided that the Transferor shall have no
                         -----
     liability under any Notes except to the extent of the one or more pools of receivables or the certificates securing or collateralizing such Notes, (vii) holding and enjoying all of the rights and privileges of any certificates issued by the trusts to the Transferor under the related agreements and holding and enjoying all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively, (viii) performing its obligations under the agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Notes are issued, (ix) engaging in
      ---------
     any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing, and (x) any other activity in connection with which the Rating Agency Condition has been satisfied (such businesses, activities and transactions, collectively, "Permitted Transactions").
                                                 ----------------------

          (g)  Indebtedness.  The Transferor will not create, incur or assume
               ------------
     any indebtedness or issue any securities or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables, unless (i) any such indebtedness or securities have no recourse to any assets of the Transferor other than the specified assets to which such indebtedness or securities relate and
     (ii) the Rating Agency Condition shall have been satisfied in connection therewith prior to the incurrence or issuance thereof.

          (h)  Guarantees.  The Transferor will not become or remain  liable,
               ----------
     directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions and unless the Rating Agency Condition shall have been satisfied with respect thereto.

          (i)  Investments.  The Transferor will  not make or suffer to exist
               -----------
     any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate, unless prior thereto the Rating Agency Condition shall have been satisfied with respect thereto; provided, however, that the Transferor
                                      --------  -------
     shall not be prohibited under this Section 2.06(i) from causing a distribution of cash to its member (or, if applicable, to its members in proportion to their respective percentage interests).

          (j)  Stock;  Merger.    The  Transferor will  not  enter  into  any
               --------------
     transaction of merger or consolidation unless (A) the surviving Person of such merger or consolidation assumes all of the Transferor's obligations under this Agreement, (B) the Transferor shall have given the Rating Agencies and the Trustee at least 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction and (C) such merger or consolidation does not conflict with any provisions of the Certificate of Formation of the Transferor, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person, or (iv) otherwise make (or suffer) any material change in the organization of or method of conducting its business.

          (k)  Agreements.   The Transferor  will not become  a party  to, or
               ----------
     permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement, the Related Documents and any document relating to a Permitted Transaction, or amend or modify its Certificate of Formation or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Receivables Purchase Agreement or any of the other Related Documents or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver unless, in any such case, the Rating Agency Condition shall have been satisfied with respect thereto.

          SECTION  2.07.    Removal of  Eligible  Accounts.    (a)   On  each
                            ------------------------------
Determination Date the Transferor shall have the right to remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed, from the Trust in the manner prescribed in Section 2.07(b).

          (b) To remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed, the Transferor (or the Master Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) not less than five Business Days prior to the Removal Commencement Date, furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal
                                                                      -------
     Notice")  specifying   the  Determination   Date  (which   may  be   the
     ------
     Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts (the "Removal Accounts") will
                                                     -----------------
     occur (a "Removal Commencement Date");
               -------------------------

         (ii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Removal Accounts;

        (iii) represent and warrant that the removal of any such Eligible Account on any Removal Commencement Date shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

         (iv) represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed;

          (v) represent and warrant that the Rating Agency Condition shall have been satisfied with respect to such removal;

         (vi) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal Commencement Date, with respect to such removal;

        (vii) on or before the related Removal Commencement Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iii) through (v) above and confirming that the Transferor reasonably believes that the removal of the Removal Accounts will not result in the occurrence of an Early Amortization Event; the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

       (viii) on or before the fifth Business Day after the Removal Commencement Date, furnish to the Trustee a computer file, microfiche list or other list of the Removal Accounts that were removed on the Removal Commencement Date, specifying for each Removal Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removal Account and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removal Accounts is true and complete in all material respects.

No Accounts shall be so removed unless the Rating Agency Condition shall have been satisfied with respect to such removal.

          (c) Any Principal Receivables arising in a Removal Account after the Removal Commencement Date shall be the subject of the Reassignment referred to in Section 2.07(d) and shall therefore not be included in the Trust, and Collections in respect of the Receivables in such Eligible Account shall be allocated as follows: (i) Principal Collections shall be allocated first to the oldest outstanding principal balance of such Receivables and
(ii) Defaulted Receivables and Non-Principal Collections in respect of such Eligible Account shall be allocated to the Trust on the basis of the ratio of the Principal Receivables owned by the Trust in such Ineligible Account on the related Business Day to the total amount of Principal Receivables in such Ineligible Account on such Business Day, and the remainder of such Principal Collections, Defaulted Receivables and Non-Principal Collections shall be allocated to the Transferor.

          (d) Subject to Section 2.07(b), on the Removal Commencement Date with respect to any such Removal Account, such Removal Account shall be deemed removed from the Trust for all purposes. After the Removal Commencement Date and upon the written request of the Master Servicer, the Trustee shall deliver to the Transferor a reassignment in substantially the form of Exhibit H (the "Reassignment").
                        ------------

          SECTION 2.08.  Removal  of Ineligible Accounts.  (a)   On the fifth
                         -------------------------------
Business Day after any date on which an Account becomes an Ineligible Account (such fifth Business Day shall be deemed to be the Removal Commencement Date) the Transferor shall commence removal of the Receivable of such Ineligible Account in the manner prescribed in Section 2.08(b).

          (b) With respect to each Account that becomes an Ineligible Account, the Transferor (or the Master Servicer on its behalf) shall take the following actions and make the following determinations:

          (i)  furnish   to  the  Trustee,  any  Agent  and  any  Enhancement
     Providers a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be removed;

         (ii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Removal Accounts; and

        (iii) within five Business Days after the Removal Commencement Date, amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removal Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance.

     (c) On the Removal Commencement Date with respect to any such Account to be removed, all Collections in respect of such Account thereafter shall be allocated in accordance with the terms set forth in Section 2.07(c) and such Account shall be deemed a Removal Account. After the Removal Commencement Date and upon the written request of the Master Servicer, the Trustee shall deliver to the Transferor a Reassignment.

          SECTION 2.09.  Transfer of Ineligible Receivables.  The  Transferor
                         ----------------------------------
shall transfer to the Trust on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided
                                                                     --------
that (a) on the Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account and (b) the Incremental Subordinated Amount is adjusted in accordance with the definition of Incremental Subordinated Amount as defined in the related Supplement.


                                 ARTICLE III

                         Administration and Servicing
                         ----------------------------
                                of Receivables
                                --------------

          SECTION 3.01.  Acceptance of Appointment and Other Matters Relating
                         ----------------------------------------------------
to the Master Servicer.  (a)  The Master Servicer shall service and
----------------------
administer the Receivables, shall collect payments due under the Receivables and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Master Servicer services for its own account and in accordance with the applicable Floorplan Financing Guidelines. The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Master Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicing Default pursuant to Section 10.01,
(i) to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account as set forth in this Agreement,
(ii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders and the other Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any State securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or State securities laws or reporting requirement, and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the applicable Floorplan Financing Guidelines and this Agreement; provided, however, that the Master Servicer shall notify the
                --------  -------
Trustee, the Rating Agencies, any Agent and any Enhancement Providers in writing of any such delegation of its duties which is not in the ordinary course of its business, that no delegation will relieve the Master Servicer of its liability and responsibility with respect to such duties and that the Rating Agency Condition shall have been satisfied with respect to any such delegation. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

          (b) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement then, in any such event, the Master Servicer agrees (i) to give prompt written notice thereof to the Trustee, any Enhancement Providers, any Agent and each Rating Agency and (ii) that it shall in any such event allocate after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account, and to have such payments applied as Collections in accordance with Section 4.02. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

          (c) The Master Servicer shall not, and any Successor Master Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Master Servicer in connection with servicing other wholesale receivables.

          (d) The Master Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law, the Master Servicer may change the terms and provisions of any of the Floorplan Financing Agreements or its Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if (i) as a result of such change, in the reasonable judgment of the Master Servicer no Early Amortization Event will occur at any time and none of the Enhancement Providers, if any, or the Certificateholders shall be adversely affected, (ii) such change is made applicable to the comparable segment of wholesale accounts owned or serviced by the Master Servicer which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change and (iii) in the case of a reduction in the rate of such finance charges, the Master Servicer does not reasonably expect any such reduction to result in the weighted average of the Reference Rates applicable to the Receivables (net of the applicable Servicing Fee) for any Collection Period being less than the weighted average of the sum of the Certificate Rates (in the case of a Series with a fixed Certificate rate and a swap agreement, the floating rate payable by the Trust under the swap agreement) and the Servicing Fee Rates for all outstanding Series for the related Interest Period (each such term as defined in the related Supplement). For purposes of clause (iii) of the preceding sentence, so long as the Reference Rate is in fact based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate shall not be deemed to be a reduction in the rate of such finance charges; provided that a reduction in the margin added to such Reference Rate to determine the finance charge would be a reduction in such finance charge.

          SECTION 3.02.  Servicing Compensation.  As full compensation for
                         ----------------------
its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Master Servicer shall be entitled to receive the Servicing Fee on each Distribution Date on or prior to the Trust Termination Date payable in arrears. The "Servicing Fee" shall be the aggregate of the Monthly Servicing Fees specified in the Supplements. The Servicing Fee shall be payable to the Master Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements.

          The Master Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Master Servicer in connection with its activities hereunder, and including all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders. The Master Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Master Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Master Servicer in connection herewith and the Master Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee).

          SECTION 3.03.  Representations, Warranties and Covenants of the
                         ------------------------------------------------
Master Servicer.  (a)  Ford Credit, as Master Servicer, hereby makes, and any
---------------
Successor Master Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

          (i)  Organization and Good Standing.  Such party is a corporation
               ------------------------------
     duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its wholesale receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

         (ii)  Due Qualification.  Such party is duly qualified to do
               -----------------
     business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

        (iii)  Due Authorization.  The execution, delivery, and performance
               -----------------
     of this Agreement and the applicable Supplement has been duly authorized by such party by all necessary corporate action on the part thereof.

         (iv)  Binding Obligation.  This Agreement and the applicable
               ------------------
     Supplement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (v)  No Violation.  The execution and delivery of this Agreement
               ------------
     and the applicable Supplement by such party, the performance of the transactions contemplated by this agreement and the applicable Supplement and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such party or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound.

         (vi)  No Proceedings.  There are no proceedings or, to the best
               --------------
     knowledge of such party, investigations, pending or threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, seeking any determination or ruling that, in the reasonable judgment of such party, would materially and adversely affect the performance by such party of its obligations under this Agreement and the applicable Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the applicable Supplement.

        (vii)  Compliance with Requirements of Law.  Such party shall duly
               -----------------------------------
     satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of Beneficiaries.

       (viii)  No Rescission or Cancellation.  Such party shall not permit
               -----------------------------
     any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

         (ix)  Protection of Beneficiaries Rights.  Such party shall take no
               ----------------------------------
     action, nor omit to take any action, which would impair the rights of Beneficiaries in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the applicable Floorplan Financing Guidelines.

          (x)  Master Servicer Concentration Account.  The Master Servicer
               -------------------------------------
     maintains deposit accounts (collectively, the "Concentration Account")
                                                    ---------------------
     into which it shall deposit all amounts paid by the Dealers under Floorplan Financing Agreements. The Master Servicer agrees (i) that it will not change this method of collection without the prior written consent of any Enhancement Providers and any Agents; (ii) with respect to amounts deposited into the Concentration Account in respect of a particular day, that it will not transfer such amounts from the Concentration Account until the Master Servicer has posted all Collections in respect of the Receivables for such day and (iii) concurrently with the transfer of amounts from the Concentration Account in respect of a particular day, the Master Servicer will make the deposits and transfers required by the terms of this Agreement for such day.

         (xi)  Negative Pledge.  Except for the conveyance hereunder to the
               ---------------
     Trustee, the Master Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Master Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Master Servicer.

          (b)  Notice of Breach.  The representations and warranties set
               ----------------
forth in this Section 3.03 shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Transferor, the Master Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.03, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

          (c)  Purchase.  In the event any representation or warranty under
               --------
Section 3.03(a) (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or Account and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, then, within 30 days (or such longer period as may be agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Master Servicer, or receipt by the Transferor or the Master Servicer of written notice of any such event given by the Trustee or any Enhancement Providers, the Master Servicer shall purchase such Receivable or, in the case of an untrue representation with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase shall be
                      --------  -------
required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee) the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured. The Master Servicer shall effect such purchase by depositing in the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Any such deposit of such Purchase Price into the Collection Account shall be considered a Transfer Deposit Amount and shall be applied in accordance with the terms of this Agreement.

          Upon each such payment of such Purchase Price, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Master Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds thereof and the related Security. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Master Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Master Servicer to purchase such Receivables, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders or the Trustee on behalf of Certificateholders.

          SECTION 3.04.  Reports and Records for the Trustee.  On or before
                         -----------------------------------
each Distribution Date, with respect to each outstanding Series, the Master Servicer shall deliver to any Enhancement Providers, the Rating Agencies, the Trustee and each Investor Certificateholder a Distribution Date Statement for such Distribution Date substantially in the form set forth in the related Supplement.

          SECTION 3.05.  Annual Master Servicer's Certificate.  The Master
                         ------------------------------------
Servicer will deliver to the Rating Agencies, the Trustee, any Agent and any Enhancement Providers on or before April 30 of each calendar year, beginning with April 30, 1999, an Officers' Certificate substantially in the form of Exhibit C stating that (a) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Master Servicer has performed in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.06.  Annual Independent Public Accountants' Servicing
                         ------------------------------------------------
Report.  The Master Servicer shall cause a firm of independent certified
------
public accountants, who may also render other services to the Master Servicer or to the Transferor, to deliver to the Trustee, the Rating Agencies, each Agent and each Enhancement Provider on or before April 30 of each year, beginning April 30, 1998, a report addressed to the Board of Directors of the Master Servicer and to the Trustee, to the effect that such firm has examined the financial statements of the Master Servicer or, if applicable, the parent corporation of the Master Servicer, and issued its report thereon and that such examination: (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (b) included tests relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others in accordance with generally accepted auditing standards and (c) except as described in the report, disclosed no exceptions or errors in the records relating to wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory) serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          SECTION 3.07.  Tax Treatment.  The Transferor has entered into this
                         -------------
Agreement and the Investor Certificates have been (or will be) issued with the intention that the Investor Certificates will qualify under applicable tax law as indebtedness secured by the Receivables. The Transferor, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Investor Certificates as indebtedness secured by the Receivables for United States Federal income taxes, and any other income and franchise taxes, or any other taxes imposed on or measured by income of any applicable state, local or foreign jurisdiction.

          SECTION 3.08.  Notices to Ford Credit.  In the event Ford Credit is
                         ----------------------
no longer acting as Master Servicer, any Successor Master Servicer appointed pursuant to Section 10.02 shall deliver or make available to Ford Credit, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 or 3.06.

          SECTION 3.09.  Adjustments.  (a)  If the Master Servicer adjusts
                         -----------
downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because such Receivable was created in respect of a Vehicle which was refused or returned by a Dealer, then, in any such case, the Transferor's Participation Amount will be automatically reduced by the amount of the adjustment. Furthermore, if following such a reduction the Transferor's Participation Amount would be less than the Trust Aggregate Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then the Transferor shall be required to pay an amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account on the Business Day on which such adjustment or reduction occurs (each such payment an "Adjustment
                                                           ----------
Payment").
-------

          (b) If (i) the Master Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Master Servicer in the form of a check which is not honored for any reason or (ii) the Master Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Master Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                                  ARTICLE IV

                      Rights of Certificateholders and
                      --------------------------------
                  Allocation and Application of Collections
                  -----------------------------------------

          SECTION 4.01.  Rights of Certificateholders.  The Investor
                         ----------------------------
Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the
                 ----------------------------
Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor's Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Transferor on behalf of all holders of the Transferor's Certificates (the "Transferor's Interest"); provided, however, that the
                   ---------------------    --------  -------
Transferor's Certificates shall not represent any interest in the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

          SECTION 4.02.  Establishment of the Collection Account.  The Master
                         ---------------------------------------
Servicer, for the benefit of the Certificateholders and the other Beneficiaries, shall cause to be established and maintained in the name of the Trust an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the other Beneficiaries (the "Collection Account").
                                                     ------------------
The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders and the other Beneficiaries. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Master Servicer shall establish a substitute Eligible Deposit Account as the Collection Account, instruct the Trustee to transfer any cash and/or any Eligible Investments to such new Collection Account and, from the date any such substitute account is established, such account shall be the Collection Account. Neither the Transferor nor the Master Servicer, nor any person or entity claiming by, through or under the Transferor or Master Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account. Pursuant to the authority granted to the Master Servicer in Section 3.01, the Master Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Master Servicer's or Trustee's duties specified in this Agreement.

          All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders and the other Beneficiaries. Funds on deposit in the Collection Account shall at the direction of the Master Servicer be invested by the Trustee solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Distribution Date (or on or before 10:00 a.m. on such following Distribution Date in the case of Eligible Investments in respect of which the Trustee is the obligor). As of each Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account received on such Determination Date shall be credited to the Collection Account. Schedule 2, which is hereby incorporated into and made part of this Agreement, identifies the Collection Account by setting forth the account number of such account, the account designation of such account and the name of the Institution with which such account has been established. If a substitute Collection Account is established pursuant to this Section 4.02, the Master Servicer shall provide to the Trustee an amended Schedule 2, setting forth the relevant information for such substitute Collection Account.

          SECTION 4.03.  Allocations and Applications of Collections and
                         -----------------------------------------------
Other Funds.  (a)  Except as otherwise provided in Section 4.03(b), the
-----------
Master Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing.

          (b)  Notwithstanding anything in this Agreement to the contrary, for so long as (i) Ford Credit remains the Master Servicer hereunder, (ii) no Servicing Default has occurred and is continuing and (iii) (x) Ford Credit is a wholly owned subsidiary of Ford and Ford Credit maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following any reduction of either such rating), (y) Ford Credit arranges for and maintains a letter of credit or other form of Enhancement in respect of the Master Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency and any Agents or (z) Ford Credit otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Master Servicer need not make the daily deposits of Collections into the Collection Account as provided in Section 4.03(a), but may make a single deposit into the
Collection Account in same-day or next-day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the
Distribution Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing daily deposits as
                    --------  -------
described above the Rating Agency Condition shall have been satisfied.

          (c) Subject to Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Collection Period, whether the Master Servicer is required to make deposits of Collections pursuant to paragraph (a) or (b) above, (i) the Master Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into all Series Accounts or, without duplication, distributed on the related Distribution Date to all Investor Certificateholders, to each Agent or to each Enhancement Provider pursuant to the terms of any Supplement or Enhancement Agreement and
(ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Master Servicer will be permitted to withdraw the excess from the Collection Account.

          (d) Collections of Non-Principal Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments will be allocated to each Series from and after the related Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Certificateholders' Interest and the Transferor's Interest, among the Series in any group and among the Classes in any Series shall be set forth in the related Supplement or Supplements.

          (e) Upon at least ten days' prior written notice to the Master Servicer, the Trustee and each applicable Rating Agency for any outstanding Series of Certificates, the Transferor may at any time designate a percentage of the amount of Collections arising in the Accounts on and after the date of such designation that would otherwise be classified as Principal Collections to be reclassified as Non-Principal Collections, provided that such reclassification will become effective on the date of such designation only if (i) an Officer's Certificate of the Transferor is delivered to the Trustee certifying that in the reasonable belief of the Transferor such reclassification of Collections would not cause an Early Amortization Event or otherwise have a material adverse effect on the Certificateholders of any Series, (ii) written notice of such designation shall have been delivered to Moody's (in any case where Moody's is an applicable Rating Agency) and (iii) the Rating Agency Condition shall have been satisfied solely with respect to Standard & Poor's (in any case where Standard & Poor's is the applicable Rating Agency).

          SECTION 4.04.  Unallocated Principal Collections.  On each
                         ---------------------------------
Distribution Date, (a) the Master Servicer shall allocate Excess Principal Collections (as described below) to each Series as set forth in the related Supplement and (b) the Master Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Transferor (i) an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Excess Principal Collections" in connection with such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" with respect to such Distribution Date and, without duplication, (ii) the aggregate amount for all outstanding Series of that portion of Principal Collections which the related Supplements specify are to be allocated and paid to the Transferor with respect to such Distribution Date; provided, however, that, in the case
                                        --------  -------
of clauses (i) and (ii), such amounts shall be paid to the Transferor only if the Transferor's Participation Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). The amount held in the Collection Account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections")
                                        ---------------------------------
shall be paid to the Transferor at the time the Transferor's Participation Amount exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date); provided, however, that any
                                                --------  -------
Unallocated Principal Collections on deposit in the Collection Account at any time during which any Series is in its amortization period, accumulation period or Early Amortization Period shall be deemed to be "Miscellaneous Payments" and shall be allocated and distributed in accordance with Section
4.03 and the terms of each Supplement.

                                  ARTICLE V

                         Distributions and Reports to
                         ----------------------------
                              Certificateholders
                              ------------------

          SECTION 5.01.  Distributions and Reports to Certificateholders.
                         -----------------------------------------------
Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                  ARTICLE VI

                               The Certificates
                               ----------------

     SECTION 6.01.  The Certificates.  The Investor Certificates of any
                    ----------------
Series or Class may be issued in bearer form ("Bearer Certificates") with
                                               -------------------
attached interest coupons and one or more special coupons (collectively, the "Coupons") pursuant to Section 6.11, or in fully registered form ("Registered
 -------                                                           ----------
Certificates") and shall be substantially in the form of the exhibits with
------------
respect thereto attached to the applicable Supplement. The FCAR Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02.
Except as otherwise provided in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000, $50,000 and $100,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section
6.11. The FCAR Certificate shall be a single certificate and shall initially represent the entire Transferor's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by one of its duly appointed managers. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All Registered Certificates and Transferor's Certificates shall be dated the date of their authentication.

     SECTION 6.02.  Authentication of Certificates.  The Trustee shall
                    ------------------------------
authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the FCAR Certificate to the Transferor simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

     SECTION 6.03.  New Issuances.  (a)  The Transferor may from time to time
                    -------------
direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

     (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

          (i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Transferor shall have given the Trustee, the Master Servicer, each Rating Agency, any Agent and any Enhancement Provider written notice of such issuance and the Series Issuance Date;

         (ii) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

        (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

         (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

          (v) such issuance will not result in the occurrence of an Early Amortization Event and the Transferor shall have delivered to the Trustee, any Agent and any Enhancement Provider a certificate of one of its duly appointed managers, dated the Series Issuance Date, to the effect that the Transferor reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

         (vi) the Transferor shall have delivered to the Trustee and any Enhancement Provider a Tax Opinion, dated the Series Issuance Date, with respect to such issuance; and

        (vii) the result obtained by multiplying (x) the Transferor's Participation Amount by (y) the percentage equivalent of the portion of the Transferor's Interest represented by the FCAR Certificate, shall not be less than 2% of the Pool Balance, in each case as of the Series Issuance Date, and after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Transferor the Investor Certificates of such Series for execution and redelivery to the Trustee for authentication.

     (c) The Transferor may surrender the FCAR Certificate to the Trustee in exchange for a newly issued FCAR Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a
 ------------------------
supplement to this Agreement (which Supplement shall be subject to Section
13.01 hereof to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

          (i) the result obtained by multiplying (x) the Transferor's Participation Amount by (y) the percentage equivalent of the portion of the Transferor's Interest represented by the FCAR Certificate, shall not be less than 2% of the Pool Balance, in each case as of the date of, and after giving effect to, such exchange;

         (ii) the Rating Agency Condition shall have been satisfied with respect such exchange (or transfer or exchange as provided below); and

        (iii) the Transferor shall have delivered to the Trustee, any Agent and any Enhancement Provider a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

The FCAR Certificate will at all times be beneficially owned by the Transferor. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

     SECTION 6.04.  Registration of Transfer and Exchange of Certificates.
                    -----------------------------------------------------
(a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as
 --------------------
it may prescribe, a transfer agent and registrar (which shall initially be the Trustee) (the "Transfer Agent and Registrar") shall provide for the
                   ----------------------------
registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee. So long as any Investor Certificates are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

     Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

     At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

     The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

     Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

     All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in
Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

     The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

     (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

     (c)(i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-1 shall be effected only if such transfer is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Master Servicer and the Trustee, an investment letter from the transferee, substantially in the form attached to the applicable Supplement, and no registration of transfer shall be made until such letter is so delivered.

     Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Master Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

     Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Master Servicer regarding such transfer and shall be entitled to receive and conclusively rely upon instructions signed by a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

    (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-2 shall be effected only if such transfer is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding any such Investor
                ------------
Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

     SECTION 6.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                    -------------------------------------------------
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 6.06.  Persons Deemed Owners.  The Trustee, the Transfer Agent
                    ---------------------
and Registrar and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person or Persons in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Master Servicer, any other holder of a Transferor's Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Master Servicer, any other holder of a Transferor's Certificate or any Affiliate thereof.

     SECTION 6.07.  Access to List of Registered Certificateholders' Names
                    ------------------------------------------------------
and Addresses.  The Trustee will furnish or cause to be furnished by the
-------------
Transfer Agent and Registrar to the Master Servicer, within five business days after receipt by the Trustee of a request therefor, a list in such form as the Master Servicer may reasonably require, of the names and addresses of the Registered Certificateholders. If three or more holders of Investor Certificates (the "Applicants") apply to the Trustee, and such application
                   ----------
states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified to its reasonable satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

     Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

     SECTION 6.08.  Book-Entry Certificates.  Unless otherwise specified in
                    -----------------------
the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Depository, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section
6.10. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate
  -----------------------
Owners pursuant to Section 6.10 or as otherwise specified in any such
Supplement:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Transferor, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) the rights of the respective Certificate Owners shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Depository Participants.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

     SECTION 6.09.  Notices to Depository.  Whenever any notice or other
                    ---------------------
communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Depository.

     SECTION 6.10.  Definitive Certificates.  If Book-Entry Certificates have
                    -----------------------
been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Depository or (c) after the occurrence of a Servicing Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Depository through the Depository Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Depository is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

     SECTION 6.11.  Global Certificate; Exchange Date.  (a)  If specified in
                    ---------------------------------
the related Supplement for any Series or Class, the Investor Certificates will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the
      ------------------
denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-
                                                 ----------------
Certificates").
------------

     (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferor, the Common Depositary, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Transferor will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferor so elects. The Transferor may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

     (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

     (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

     SECTION 6.12.  Meetings of Certificateholders.  (a)  If at the time any
                    ------------------------------
Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Master Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Master Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with
Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Master Servicer and the Trustee and their respective counsel.

     (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

     (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

     (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Master Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Master Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding
(i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

     (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investors Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Master Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                 ARTICLE VII

                            Other Matters Relating
                            ----------------------
                              to the Transferor
                              -----------------

          SECTION 7.01.  Liability of the Transferor.  The Transferor shall
                         ---------------------------
be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement. Except as provided in the preceding sentence, the Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

     SECTION 7.02.  Limitation on Liability of the Transferor. Subject to
                    -----------------------------------------
Sections 7.01 and 7.03, neither the Transferor nor any of the directors, members, managers, officers, employees or agents of the Transferor in its capacity as Transferor shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in the capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not
                      --------  -------
protect the Transferor or any such person against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, member, manager, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     SECTION 7.03.  Transferor Indemnification of the Trust and the Trustee.
                    -------------------------------------------------------
The Transferor shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that
                                                      --------  -------
the Transferor shall not indemnify the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Trustee; and provided
                                                                  --------
further that the Transferor shall not indemnify the Trust, Trustee or the
-------
Certificateholders or any other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of any such Certificateholders or other Beneficiaries to the extent the Trustee is fully indemnified by such Certificateholders or other Beneficiaries with respect to such action or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or any Certificateholder or other Beneficiary in connection herewith to any taxing authority. Subject to
Section 7.01, any indemnification pursuant to this Section shall only be from
(i) the excess of the Transferor's Interest for any date of determination over the Required Participation Amount as of such date and (ii) any other assets of the Transferor not pledged to third parties or otherwise encumbered in a manner permitted by the Transferor's Certificate of Formation and shall only be made after payment in full of any amounts that the Transferor is obligated to deposit in the Collection Account pursuant to this Agreement. Any indemnification under this Article VII shall survive the termination of this Agreement.

                                 ARTICLE VIII

                            Other Matters Relating
                            ----------------------
                            to the Master Servicer
                            ----------------------

     SECTION 8.01.  Liability of the Master Servicer.  The Master Servicer
                    --------------------------------
shall be liable under this Article VIII only to the extent of the obligations specifically undertaken by the Master Servicer in its capacity as Master Servicer.

     SECTION 8.02.  Merger or Consolidation of, or Assumption of, the
                    -------------------------------------------------
Obligations of the Master Servicer.  The Master Servicer shall not
----------------------------------
consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Master Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Master Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Master Servicer hereunder; and

          (b) the Master Servicer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section
     8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 8.03.  Limitation on Liability of the Master Servicer and
                    --------------------------------------------------
Others.  Except as provided in Section 8.04, neither the Master Servicer nor
------
any of the directors or officers or employees or agents of the Master Servicer, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Master Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the
                --------  -------
Master Servicer or any such person against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     SECTION 8.04.  Master Servicer Indemnification of the Trust and the
                    ----------------------------------------------------
Trustee.  The Master Servicer shall indemnify and hold harmless the Trust,
-------
for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Master Servicer, the Trust or the Trustee pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Master Servicer shall not indemnify the
          --------  -------
Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Trustee; and provided further that the Master Servicer
                               -------- -------
shall not indemnify the Trust, the Trustee or the Certificateholders or the other Beneficiaries for any liabilities, cost or expense of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders or any other Beneficiaries to the extent the Trustee is fully indemnified by such Certificateholders or other Beneficiaries with respect to such action or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders or the other Beneficiaries in connection herewith to any taxing authority. Any indemnification under this Article VIII shall survive the termination of this Agreement and the resignation and removal of the Trustee.

     SECTION 8.05.  The Master Servicer Not to Resign.  The Master Servicer
                    ---------------------------------
shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Master Servicer, the Trustee shall serve as Successor Master Servicer hereunder.

     SECTION 8.06.  Access to Certain Documentation and Information Regarding
                    ---------------------------------------------------------
the Receivables.  The Master Servicer shall provide to the Trustee access to
---------------
the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only
(a) upon reasonable request, (b) during normal business hours, (c) subject to the Master Servicer's normal security and confidentiality procedures and (d) at offices designated by the Master Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Trustee or the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Master Servicer to provide access as provided in this Section 8.06 as a result of such obligation shall not constitute a breach of this Section 8.06.

     SECTION 8.07.  Delegation of Duties.  Subject to Section 3.01, in the
                    --------------------
ordinary course of business, the Master Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Floorplan Financing Guidelines and this Agreement. The Master Servicer shall give prompt written notice of any such delegation of a material function to the Rating Agencies, any Agent and any Enhancement Providers. Such delegation shall not relieve the Master Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 and written notice shall have been delivered to each applicable Rating Agency with respect to such delegation prior to such delegation.

     SECTION 8.08.  Examination of Records.  The Transferor and the Master
                    ----------------------
Servicer shall indicate generally in its computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries. The Transferor and the Master Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

     SECTION 8.09.  Additional Expenses.  The Master Servicer covenants and
                    -------------------
agrees to pay from time to time such reasonable costs, fees and expenses as may be incurred by third parties designated by the Transferor in connection with the provisions of services directly or indirectly to the Trust or otherwise in connection with the facilitation of an offering of the Certificates of one or more Classes issued hereunder, subject in each case to written notice having been delivered to each applicable Rating Agency prior to the incurrence of such expense by the Master Servicer.


                                  ARTICLE IX

                          Early Amortization Events
                          -------------------------

     SECTION 9.01.  Early Amortization Events.  If any one of the following
                    -------------------------
events shall occur:

          (a) a failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to this Agreement;

          (b) the Transferor or the Seller shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Transferor or the Seller shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Transferor or the Seller shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Transferor or the Seller shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (c) any order for relief against the Transferor or the Seller shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Transferor or the Seller under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Transferor or the Seller or of any substantial part of its property or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (d) Ford shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or Ford shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or Ford shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or Ford shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (e) any order for relief against Ford shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of Ford under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of Ford or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (f) failure on the part of the Transferor, the Master Servicer or the Seller, as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of this Agreement or the applicable Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made herein, or (ii) with respect to any Series, to deliver a Distribution Date Statement within five Business Days of the day such item is due to be delivered under this Agreement, or (iii) duly to observe or perform in any material respect the covenant of the Transferor set forth in Section 2.06(a) or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Transferor or the Master Servicer, as the case may be, set forth in this Agreement or the Receivables Purchase Agreement, which failure in the case of this clause (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or any Enhancement Provider;

          (g) any representation or warranty made by the Seller in the Receivables Purchase Agreement or the Transferor in this Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Transferor pursuant to Section 2.01, 2.05, 2.07 or 2.08, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee and
     (ii) as a result of such incorrectness the interests of the Holders of the Investor Certificates are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed
     --------  -------
     to have occurred under this paragraph if the Transferor has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement; or

          (h) the Trust or the Transferor shall become an "investment company" within the meaning of the Investment Company Act;

then, subject to applicable law, and after the applicable grace period, if any, an amortization event (an "Early Amortization Event") shall occur
                                ------------------------
without any notice or other action on the part of the Trustee, any Agent, the Certificateholders or any other Beneficiary, immediately upon the occurrence of such event.

                                  ARTICLE X

                              Servicing Defaults
                              ------------------

     SECTION 10.01.  Servicing Defaults.  If any one of the following events
                     ------------------
(a "Servicing Default") shall occur and be continuing with respect to the
    -----------------
Servicer:

          (a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer set forth in this Agreement which has a material adverse effect on the Investor Certificateholders of any Series, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee; or the Master Servicer shall delegate its duties under this Agreement, except as permitted by Sections 3.01 and 8.07;

          (c) any representation, warranty or certification made by the Master Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series and which material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee;

          (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, in the event of any Servicing Default, so long as the Servicing Default shall not have been remedied, the Trustee, by notice then given in writing to the Master Servicer (a "Termination Notice"),
                                                      ------------------
     may terminate all but not less than all of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Master Servicer as Master Servicer under this Agreement and in and to the Receivables and the proceeds thereof. After receipt by the Master Servicer of a Termination Notice, and on the date that a Successor Master Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in a Successor Master Servicer (a "Servicing Transfer") and, without limitation, the
                         ------------------
     Trustee is hereby authorized and empowered (upon the failure of the Master Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Master Servicer agrees to cooperate with the Trustee and such Successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder, including the transfer to such Successor Master Servicer of all authority of the Master Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Master Servicer for deposit, or which have been deposited by the Master Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Master Servicer. The Master Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Master Servicer in such electronic form as the Successor Master Servicer may reasonably request and shall promptly transfer to the Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Master Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Master Servicer to disclose to the Successor Master Servicer information of any kind which the Master Servicer reasonably deems to be confidential, the Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall deem necessary to protect its interest.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 10.01(a) for a period of 10 Business Days or under Section 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee, any Agents, any Enhancement Providers, the Transferor and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Servicing Default.

          SECTION 10.02.  Trustee to Act; Appointment of Successor.  (a)  On
                          ----------------------------------------
and after the receipt by the Master Servicer of a Termination Notice pursuant to Section 10.01, the Master Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Master Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Master Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any
               ------------------
Enhancement Providers and any Agents, which consent shall not be unreasonably withheld, and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Master Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer, the Trustee without further action shall automatically be appointed the Successor Master Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Sections 3.01 and
8.07. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as the Successor Master Servicer hereunder. The Trustee shall immediately give notice to the Rating Agencies, any Enhancement Providers, any Agents and the Certificateholders upon the appointment of a Successor, any Agents Master Servicer.

     (b) Upon its appointment, the Successor Master Servicer shall be the successor in all respects to the Master Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (except that the Successor Master Servicer shall not be liable for any liabilities incurred by the predecessor Servicer), and all references in this Agreement to the Master Servicer shall be deemed to refer to the Successor Master Servicer. Any Successor Master Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

     (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Master Servicer submitting such a bid as a Successor Master Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Transferor at its own expense shall pay when due the amount of any compensation in excess of the Servicing Fee); provided, however, that the Transferor shall be
                       --------  -------
responsible for payment of the Transferor's portion of the Servicing Fee as determined pursuant to this Agreement and all other amounts in excess of the Investors' Servicing Fee, and that no such monthly compensation paid out of Collections shall be in excess of the Investors' Servicing Fee permitted to the Master Servicer. The holders of the Transferor's Certificates agree that if Ford Credit (or any Successor Servicer) is terminated as Master Servicer hereunder, the portion of Collections to be paid to the Transferor shall be reduced by an amount sufficient to pay Transferor's share of the compensation of the Successor Master Servicer.

     (d) All authority and power granted to the Successor Master Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Master Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Master Servicer to conduct servicing on the Receivables. The Successor Master Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section
10.02 shall require the Successor Master Servicer to disclose to the Transferor information of any kind which the Successor Master Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Master Servicer shall deem necessary to protect its interests.

                                  ARTICLE XI

                                 The Trustee
                                 -----------

     SECTION 11.01.  Duties of Trustee.  (a)  The Trustee, prior to the
                     -----------------
occurrence of a Servicing Default of which it has knowledge and after the curing of all Servicing Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicing Default to the knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

     (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own wilful misconduct; provided, however, that:
            --------  -------

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (ii) the Trustee shall not be charged with knowledge of any Servicing Default or the failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in Section 10.01(a) and (b) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure; and

        (iii) the Trustee shall not be charged with knowledge of an Early Amortization Event unless a Responsible Officer of the Trustee obtains actual knowledge thereof.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement. Notwithstanding the prior sentence, the Trustee when acting as successor Master Servicer, is still entitled to indemnification under Sections 7.03 and 8.04.

     (e) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.05, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Receivables.

     (f) In the event that the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon the actual knowledge of a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

     (g) If the Transferor has agreed to transfer any of its wholesale receivables (other than the Receivables) to another Person, then upon the written request of the Transferor, the Trustee will enter into such inter-creditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights of the Trust and such other Person in the Transferor's wholesale receivables; provided, however, that the
                                                  --------  -------
Trustee shall not be required to enter into any inter-creditor agreement which could, in the sole opinion of the Trustee, adversely affect the interests of the Investor Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such inter-creditor agreement, reasonably requested by the Trustee.

     (h) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to said parties shall be to perform those duties with respect to said parties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such party.

     SECTION 11.02.  Certain Matters Affecting the Trustee. Except as
                     -------------------------------------
otherwise provided in Section 11.01:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

          (g) except as may be required by Section 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

     SECTION 11.03.  Trustee Not Liable for Recitals in Certificates.  The
                     -----------------------------------------------
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document or any security interest of the Trust therein. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account or any Series Account.

     SECTION 11.04.  Trustee May Own Certificates.  The Trustee in its
                     ----------------------------
individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 11.05.  The Master Servicer to Pay Trustee's Fees and Expenses.
                     ------------------------------------------------------
The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the power and duties hereunder of the Trustee, and, subject to Section 8.04, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith and except as provided in the second following sentence. The Master Servicer's covenants to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement. If the Trustee is appointed Successor Master Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Master Servicer, which shall be covered out of the Servicing Fee; provided, however, if such
                                                 --------  -------
expenses, disbursements and advances incurred by the Trustee are in amount in excess of the Servicing Fee, such excess amount shall be paid in full to the Trustee by Ford Credit. To the extent, if any, that any federal, state or local taxes are payable by the Trust, such taxes shall be payable solely out of Trust Assets and not out of the personal assets of the Trustee.

     SECTION 11.06.  Eligibility Requirements for Trustee.  The Trustee
                     ------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07.  Resignation or Removal of Trustee.  (a)  The Trustee may
                     ---------------------------------
at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Master Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof.

     SECTION 11.08.  Successor Trustee.  (a)  Any successor trustee appointed
                     -----------------
as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Master Servicer, and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations. The Master Servicer shall immediately give notice to each Rating Agency and the Certificateholders upon the appointment of a successor trustee.

     (b)  No successor trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

     SECTION 11.09.  Merger or Consolidation of Trustee.  Any Person into
                     ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10.  Appointment of Co-Trustee or Separate Trustee.  (a)
                     ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

        (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.11.  Tax Returns.  In the event the Trust shall be required
                     -----------
to file tax returns, the Master Servicer shall prepare, or shall cause to be prepared, and shall deliver, or shall cause to be delivered, to the Trustee no later than five days immediately preceding any applicable due date and the Trustee shall execute, to the extent it is the appropriate person to so execute, file any such tax returns to be filed by the Trust. The Master Servicer in accordance with the terms of the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to the Investor Certificateholders. The Trustee will distribute or cause to be distributed such information to the Investor Certificateholders. The Master Servicer, upon request, will furnish the Trustee with all such information known to the Master Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust or in connection with the distribution of tax information to the Investor Certificateholders.

     SECTION 11.12.  Trustee May Enforce Claims Without Possession of
                     ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

     SECTION 11.13.  Suits for Enforcement.  If a Servicing Default shall
                     ---------------------
occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

     SECTION 11.14.  Representations and Warranties of Trustee.  The Trustee
                     -----------------------------------------
represents and warrants that:

          (i) the Trustee is a corporation organized, existing and in good standing under the laws of the State of New York;

         (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

        (iii) this Agreement and each Supplement has been, or will be, as applicable, duly executed and delivered by the Trustee.

     SECTION 11.15.  Maintenance of Office or Agency.  The Trustee will
                     -------------------------------
maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Master Servicer and to Holders of the Certificates of any change in the location of the Certificate Register or any such office or agency.

                                 ARTICLE XII

                                 Termination
                                 -----------

     SECTION 12.01.  Termination of Trust.  The Trust and the respective
                     --------------------
obligations and responsibilities of the Transferor, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04 and 12.02(b), upon the earlier of (i) September 30, 2018 (the "Final Maturity
                                                               --------------
Date") and (ii) the day following the Distribution Date on which the Invested
----
Amount for all Series is zero (the "Trust Termination Date").  The Master
                                    ----------------------
Servicer will give the Rating Agencies prompt notice of the termination of the Trust.

     SECTION 12.02.  Final Distribution.  (a)  The Master Servicer shall give
                     ------------------
the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.03 or 9.01, notice of such Distribution Date promptly after the Master Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in
Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificate, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Rating Agencies at the time such notice is given to Investor Certificateholders.

     (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee shall pay to the Transferor any monies held by it for the payment of principal or interest that remain unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

     (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Termination Date (after giving effect to deposits and distributions otherwise to be made on such Termination Date), the Trustee will sell or cause to be sold on such Termination Date Receivables (or interests therein) in an amount equal to the sum of (i) 110% of the Invested Amount with respect to such Series on such Termination Date (after giving effect to such deposits and distributions) and (ii) the Aggregate Available Subordinated Amount with respect to such Series on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date); provided, however, that in no event shall such amount
                     --------  -------
exceed such Series' Allocation Percentage (as defined in the Series Supplements and for the Collection Period in which such Termination Date occurs) of Receivables on such Termination Date. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into
 --------------------
the Collection Account for the benefit of the Investor Certificateholders of such Series. The Termination Proceeds shall be allocated and distributed to the Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

     SECTION 12.03.  Transferor's Termination Rights.  Upon the termination
                     -------------------------------
of the Trust pursuant to Section 12.01 and the surrender of the Transferor's Certificates, the Trustee shall sell, assign and convey to the Transferor or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Related Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b), and all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables under the Receivables Purchase Agreements. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee all right, title and interest which the Trust had in all such property.

                                 ARTICLE XIII

                           Miscellaneous Provisions
                           ------------------------

     SECTION 13.01.  Amendment.  (a)  This Agreement or any Supplement may be
                     ---------
amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Master Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, provided that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder. The absence of such materially adverse effect may be evidenced by (i) satisfaction of the Rating Agency Condition with respect to the affected Investor Certificates in connection with such amendment or (ii) an Opinion of Counsel for the Transferor, addressed and delivered to the Trustee. Notwithstanding anything contained herein to the contrary, the Trustee, with the consent of any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

     (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Master Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i)
                    --------  -------
reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Investor Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Transferor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Master Servicer shall furnish notification of the substance of such amendment to each Rating Agency, each Agent and each Enhancement Provider.

     (d)  It shall not be necessary for the consent of Investor
Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor
Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

     (f)  Any Supplement executed in accordance with the provisions of
Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

     SECTION 13.02.  Protection of Right, Title and Interest to Trust.  (a)
                     ------------------------------------------------
The Master Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title, and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a).

     (b) Within 30 days after the Transferor or the Master Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with
Section 13.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in Michigan or any other applicable jurisdiction the Transferor shall give the Trustee and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

     (c) The Transferor and the Master Servicer will give the Trustee and any Agent prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Transferor and the Master Servicer shall at all times maintain each office from which it services Receivables and its principal executive officer within the United States of America.

     (d) The Master Servicer will deliver to the Trustee, any Agent and any Enhancement Provider: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit G-1; (ii) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.05(a) or
(b), an Opinion of Counsel substantially in the form of Exhibit G-2; and
(iii) on or before April 30 of each year, beginning with April 30, 1997, an Opinion of Counsel substantially in the form of Exhibit G-2.

     SECTION 13.03.  Limitation on Rights of Certificateholders.  (a)  The
                     ------------------------------------------
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 13.04.  No Petition.  The Master Servicer, Ford Credit (if it is
                     -----------
no longer the Master Servicer) and the Trustee, by entering into this Agreement, each Investor Certificateholder, by accepting an Investor Certificate, each holder of a Supplemental Certificate by accepting a Supplemental Certificate and any Successor Master Servicer and each other Beneficiary, by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against FCAR any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

     SECTION 13.05.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.06.  Notices.  (a)  All demands, notices, instructions,
                     -------
directions and communications (collectively, "Notices") under this Agreement
                                              -------
shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (i) in the case of FCAR, The American Road, Dearborn, Michigan 48121, Attention:
Secretary, (ii) in the case of Ford Credit, The American Road, Dearborn, Michigan 48121, Attention: Secretary, and (iii) in the case of the Trustee, 450 West 33rd Street, New York, New York, 10001, Attention: Corporate Trust Department; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

     SECTION 13.07.  Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders.

     SECTION 13.08.  Assignment.  Notwithstanding anything to the contrary
                     ----------
contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Master Servicer.

     SECTION 13.09.  Certificates Nonassessable and Fully Paid.  It is the
                     -----------------------------------------
intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee are and shall be deemed fully paid.

     SECTION 13.10.  Further Assurances.  The Transferor and the Master
                     ------------------
Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 13.11.  No Waiver; Cumulative Remedies.  No failure to exercise
                     ------------------------------
and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 13.12.  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.13.  Third-Party Beneficiaries.  This Agreement will inure to
                     -------------------------
the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

     SECTION 13.14.  Actions by Certificateholders.  Any request, demand,
                     -----------------------------
authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of any Certificate issued upon the registration of transfer of the Certificates of such Certificateholder or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon any such Certificate.

     SECTION 13.15.  Rule 144A Information.  For so long as any of the
                     ---------------------
Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Master Servicer and any Enhancement Providers agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

     SECTION 13.16.  Action by Trustee.  Upon any application or request by
                     -----------------
the Transferor or Master Servicer to the Trustee to take any action under any provision under this Agreement, the Transferor or Master Servicer, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with. The Trustee shall be entitled to conclusively rely on the Officer's Certificate or the Opinion of Counsel, as the case may be, as authority for any action undertaken in connection therewith.

     SECTION 13.17.  Merger and Integration.  Except as specifically stated
                     ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 13.18.  Headings.  The headings herein are for purposes of
                     --------
reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

          IN WITNESS WHEREOF, the Transferor, the Master Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                              FORD CREDIT AUTO RECEIVABLES LLC,
                              Transferor,


                              By: /s/
                                  ------------------------------
                                  Name:
                                  Title:

                              FORD MOTOR CREDIT COMPANY,
                              Master Servicer,


                              By: /s/
                                  ------------------------------
                                  Name:
                                  Title:


                              THE CHASE MANHATTAN BANK
                              Trustee,


                              By: /s/
                                  ------------------------------
                                  Name:
                                  Title: